UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant  ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Marathon Digital Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders of Marathon Digital Holdings, Inc.:
You are cordially invited to virtually attend the 2024 annual meeting of stockholders (the “Annual Meeting”) of Marathon Digital Holdings, Inc., a Nevada corporation (the “Company” or “our”), to be held on Thursday, June 27, 2024, at 8:00 a.m. Pacific Time.
The Annual Meeting will be held virtually and conducted via a live webcast. You can attend the Annual Meeting online, submit your questions and vote your shares by visiting www.virtualshareholdermeeting.com/MARA2024.
Proposals to be Voted Upon:
1.
the election of three Class I directors to serve until our annual meeting of stockholders to be held in 2027, or until their successors are duly elected and qualified, or until their earlier death, resignation, or removal;

2.	the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the year ending December 31, 2024;
3.	the approval, on a non-binding advisory basis, of the frequency of future stockholder advisory votes to approve the compensation of our named executive officers; and
4.
the approval of an amendment to our Amended and Restated 2018 Equity Incentive Plan (our “2018 Plan”) to increase the number of shares of our common stock, par value $0.0001 per share, reserved under our 2018 Plan by 15,000,000, or from 30,000,000 shares to 45,000,000 shares.

We may also transact such other business as may be properly brought before the Annual Meeting or any postponements or adjournments thereof.
Record Date:
Our Board of Directors (our “Board”) has fixed the close of business on Monday, April 29, 2024, as the record date for determining which stockholders are entitled to notice of and vote at the Annual Meeting, or any postponements or adjournments thereof.
Board Recommendations:
Our Board unanimously recommends that you vote “FOR” each of the Class I director nominees named in Proposal No. 1, “FOR” Proposal Nos. 2 and 4, and for every “THREE YEARS” for Proposal No. 3.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the Proxy Statement and submit your proxy or voting instructions as soon as possible to ensure your shares are represented. For additional instructions on attending the Annual Meeting or voting your shares, please refer to the section titled “Questions and Answers About the Annual Meeting and Voting” in the Proxy Statement. Returning the proxy does not deprive you of your right to virtually attend the Annual Meeting or to vote your shares at the Annual Meeting.
By Order of the Board of Directors:

/s/ Fred Thiel
Fred Thiel
Chief Executive Officer and Chairperson of the Board
Approximate Date of Mailing of Notice of Internet Availability of Proxy Materials: April 29, 2024

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may relate to our future financial performance, business operations, and executive compensation decisions, or other future events. You can identify forward-looking statements by the use of words such as “may,” “will,” “could,” “anticipate,” “expect,” “intend,” “believe,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to such statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, results of operations and financial condition.
The outcomes of the events described in these forward-looking statements are subject to risks, uncertainties and other factors described in Item 1A, “Risk Factors,” and elsewhere, in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as the other reports we file with the Securities and Exchange Commission. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those expressed or implied in the forward-looking statements. The forward-looking statements made in this Proxy Statement relate only to events as of the date of this Proxy Statement. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made.

VIRTUAL ANNUAL MEETING OF STOCKHOLDERS
To Be Held Thursday, June 27, 2024
PROXY STATEMENT
This Proxy Statement is solicited on behalf of the Board of Directors (our “Board”) of Marathon Digital Holdings, Inc. (the “Company,” “we,” “us,” or “our”) for use at our 2024 annual meeting of stockholders (the “Annual Meeting) to be held virtually via a live webcast on Thursday, June 27, 2024, at 8:00 a.m. Pacific Time, or at any postponements or adjournments thereof.
You can attend the Annual Meeting online, submit your questions and vote your shares by visiting www.virtualshareholdermeeting.com/MARA2024.
The Annual Meeting is being held for the purposes described in this Proxy Statement and in the accompanying Notice of Virtual Annual Meeting of Stockholders (the “Notice”).
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
The following questions and answers are intended to briefly address potential questions that our stockholders may have regarding this Proxy Statement and the Annual Meeting. They are also intended to provide our stockholders with certain information that is required to be provided under the Securities and Exchange Commission (the “SEC”) rules. These questions and answers may not address all of the questions that are important to you as a stockholder. If you have additional questions about this Proxy Statement or the Annual Meeting, please refer to the question titled “Whom should I contact with other questions?” below.
Q:	When and where will the Annual Meeting be held?
A:
The Annual Meeting will be held on Thursday, June 27, 2024, at 8:00 a.m. Pacific Time. The Annual Meeting will be conducted entirely online via a live webcast. Our stockholders may participate in the Annual Meeting by visiting: www.virtualshareholdermeeting.com/MARA2024. You will need a 16-digit control number to attend and participate in the live webcast of the Annual Meeting. Please refer to the question titled “How can I vote my shares?” for information on obtaining your 16-digit control number.

Q:	What proposals am I being asked to vote upon at the Annual Meeting?
A:	The proposals to be voted upon at the Annual Meeting, and our Board’s recommendation with respect to each proposal, are as follows:
Proposal Number	Proposal	Board Voting Recommendation
Proposal No. 1
Elect three Class I directors to serve until our annual meeting of stockholders to be held in 2027, or until their successors are duly elected and qualified, or until their earlier death, resignation, or removal
“FOR” EACH DIRECTOR NOMINEE
Proposal No. 2	Ratify the appointment of Marcum LLP as our independent registered public accounting firm for the year ending December 31, 2024	“FOR”
Proposal No. 3	Approve, on a non-binding advisory basis, of the frequency of future stockholder advisory votes to approve the compensation of our named executive officers	FOR EVERY “THREE YEARS”
Proposal No. 4
Approve an amendment to our Amended and Restated 2018 Equity Incentive Plan (our “2018 Plan”) to increase the number of shares of our common stock, par value $0.0001 per share (our “Common Stock”) reserved under our 2018 Plan by 15,000,000, or from 30,000,000 shares to 45,000,000 shares
“FOR”

Q:	Why am I receiving these proxy materials?
A:
We are making these proxy materials available in connection with the solicitation by our Board of proxies to be voted at the Annual Meeting, and at any adjournments or postponements thereof. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. You are invited to virtually attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may vote your shares using one of the other voting methods described in this Proxy Statement.

Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible to ensure your representation at the Annual Meeting.
Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials?
A:
Instead of mailing printed copies to each of our stockholders, we have elected to provide access to the proxy materials over the internet under the SEC’s “notice and access” rules. These rules allow us to make our stockholders aware of the Annual Meeting and the availability of the proxy materials by sending a Notice of Internet Availability of Proxy Materials which provides instructions on how to access the full set of proxy materials through the Internet or make a request to have printed proxy materials delivered by mail. Accordingly, on or about April 29, 2024, we mailed the Notice to each of our stockholders. The Notice contains instructions on how to access the proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2024 (our “Annual Report”), each of which are available at www.proxyvote.com. The Notice also provides instructions on how to vote your shares.

Q:	Who can vote at the Annual Meeting?
A:
Only our stockholders at the close of business on April 29, 2024 (the “Record Date”) will be entitled to virtually attend and vote at the Annual Meeting. On the Record Date, there were 272,924,506 shares of our Common Stock outstanding and entitled to vote. Each share of Common Stock issued and outstanding on the Record Date is entitled to one vote on any matter to be voted upon by our stockholders at the Annual Meeting.

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Holders of Record: If, on the Record Date, your shares were registered directly in your name with our transfer agent, Equity Stock Transfer LLC, then you are a “holder of record.” As a holder of record, you may vote at the Annual Meeting, or you may vote by proxy. If you are a holder of record and you indicate when voting that you wish to vote as recommended by our Board, or if you submit a vote by proxy without giving specific voting instructions, then the proxyholders will vote your shares as recommended by our Board on all matters described in this Proxy Statement. Fred Thiel and Salman Khan, the designated proxyholders, are members of our management.

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Beneficial Owners: If, on the Record Date, your shares were held in an account at a bank, broker, dealer, or other nominee, then you are the “beneficial owner” of shares held in “street name” and this Proxy Statement is being made available to you by that nominee. The nominee holding your account is considered the holder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your nominee on how to vote the shares in your account. You are also invited to virtually attend the Annual Meeting. However, since you are not the holder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid “legal proxy” or obtain a 16-digit control number from your nominee. Please contact your nominee directly for additional information.

Q:	What are “broker non-votes”?
A:
If you are a beneficial owner of shares held in a brokerage account and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange (“NYSE”), which are also applicable to Nasdaq-listed companies, brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares on matters considered to be “routine” under NYSE rules but not with respect to “non-routine” matters. A “broker non-vote” occurs when a broker, bank or other agent has not received voting instructions from the beneficial owner of the shares and the broker, bank or other agent cannot vote the shares because the matter is considered “non-routine” under NYSE rules.

Proposal Nos. 1, 3, and 4 are considered to be “non-routine” under NYSE rules such that your broker, bank or other agent may not vote your shares on those proposals in the absence of your voting instructions. Conversely, Proposal No. 2 is considered to be “routine” under NYSE rules and thus if you do not return voting instructions to your broker, your shares may be voted by your broker in its discretion on Proposal No. 2.
Q:	What is the quorum requirement for the Annual Meeting?
A:
The presence at the Annual Meeting, virtually (even if not voting) or by proxy, of the holders of 33-1/3% of the outstanding shares of Common Stock at the Annual Meeting, will constitute a quorum at the Annual Meeting. We will treat shares of Common Stock represented by a properly voted proxy, including shares for which authority is withheld or that a stockholder abstains from voting, as well as broker non-votes, as present at the Annual Meeting for the purposes of determining the existence of a quorum. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

Q:	What are the voting requirements to approve each of the proposals, and what happens if I do not vote?
A:	The voting requirements to approve each of the proposals to be voted upon at the Annual Meeting, as well as the effects of abstentions and broker non-votes on each of the proposals, are as follows:
Proposal	Voting Requirement	Effect of Abstentions	Effect of Broker Non-Votes
Proposal No. 1: Election of Class I Directors
Each director nominee will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors (assuming that a quorum is present).

A “plurality of the votes” means that the three director nominees receiving the highest number of votes at the Annual Meeting will be elected.
		A “WITHHOLD” vote with respect to a director nominee will not count as a vote cast for that or any other nominee, and thus will have no effect on the outcome of the vote on this proposal.	Broker non-votes will not count as votes cast on this proposal, and will have no effect on the outcome of the vote on this proposal.

Proposal No. 2: Ratification of Appointment of Accounting Firm	Requires the affirmative vote of a majority of the votes cast (assuming that a quorum is present).	An “ABSTAIN” vote will have no effect on the outcome of the vote on this proposal.	Because a bank, broker, dealer or other nominee may generally vote without instructions on this proposal, we do not expect any broker non-votes to result for this proposal.

Proposal No. 3: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation
Stockholders may select every “One Year,” “Two Years” or “Three Years” with respect to this proposal. The option that receives the affirmative vote of a majority of the votes cast will be deemed to be the frequency preferred by our stockholders, (assuming that a quorum is present).
		An “ABSTAIN” vote will have no effect on the outcome of the vote on this proposal.	Broker non-votes will not count as votes cast on this proposal, and will have no effect on the outcome of the vote on this proposal.

Proposal	Voting Requirement	Effect of Abstentions	Effect of Broker Non-Votes
Proposal No. 4: Approval of Amendment to our 2018 Plan	Requires the affirmative vote of a majority of the votes cast (assuming that a quorum is present).	An “ABSTAIN” vote will have no effect on the outcome of the vote on this proposal.	Broker non-votes will not count as votes cast on this proposal, and will have no effect on the outcome of the vote on this proposal.
Q:	Could other matters be decided at the Annual Meeting?
A:
As of the date of this Proxy Statement, we are not aware of any business to be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement. If, however, other matters are properly presented at the Annual Meeting, the persons named as proxies will vote in accordance with their discretion with respect to those matters.

Q:	How can I vote my shares?
A:	Your shares can be voted as follows:
•
Holders of Record: Holders of record can vote by proxy or by virtually attending the Annual Meeting where votes can be submitted electronically via live webcast. If you wish to vote by proxy, you can vote by Internet, telephone, or mail as described below. Whether or not you plan to attend the Annual Meeting, we encourage you to submit your proxy or voting instruction as soon as possible to ensure your representation at the Annual Meeting.

Voting Method

To vote at the Annual Meeting by live webcast, please visit the following website: www.virtualshareholdermeeting.com/MARA2024. You will need the 16-digit control number included on the Notice or your proxy card (if you requested to receive printed proxy materials). The method you use to vote by proxy will not limit your right to virtually attend or vote at the Annual Meeting. All shares that have been properly voted and not revoked will be voted at the Annual Meeting. However, even if you plan to virtually attend the Annual Meeting, we recommend that you vote your shares in advance so that your vote will be counted if you later decide not to attend the Annual Meeting.

To vote by Internet, you will need the 16-digit control number included on the Notice or your proxy card (if you requested to receive printed proxy materials). Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on Wednesday, June 26, 2024, by visiting www.proxyvote.com and following the instructions.

To vote by telephone, you will need the 16-digit control number included on the Notice or on your proxy card (if you requested to receive printed proxy materials). Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on Wednesday, June 26, 2024, by calling 1 (800) 690-6903 and following the instructions.

To vote by mail, follow the instructions provided on your proxy card (if you requested to receive printed proxy materials). Simply mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided. In order to be effective, completed proxy cards must be received by 11:59 p.m. Eastern Time on Wednesday, June 26, 2024. This option is only available if you requested to receive printed proxy materials.

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Beneficial Owners: If you are the beneficial owner of your shares, you should have received the Notice or a proxy card (if you requested to receive printed proxy materials) with this Proxy Statement from your bank, broker, or other agent rather than from us. Simply (i) use the 16-digit control number to vote on the Internet or by telephone before the Annual Meeting, or vote at the Annual Meeting, or (ii) if you requested to receive printed proxy materials, vote by following the instructions provided on the proxy card you received from your bank, broker, or other agent's website. Your 16-digit control number may be included in the voting instruction form that accompanied the proxy materials. If your bank, broker, or other agent did not provide you with a 16-digit control number, you should contact them to obtain your control number and access the Annual Meeting link. To vote at the Annual Meeting, you must first obtain a valid “legal proxy” from your bank, broker, or other agent. Follow the instructions from your nominee to request a “legal proxy.”
Q:	What can I do if I change my mind after I vote my shares?
A:	You may change your vote at any time before the polls are closed at the Annual Meeting.
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Holders of Record: If you are a holder of record, you may change your vote by (i) providing written notice of revocation to Marathon Digital Holdings, Inc., 101 NE Third Avenue, Suite 1200, Fort Lauderdale, Florida 33301, Attention: Corporate Secretary, (ii) executing a subsequent proxy using any of the voting methods discussed above (subject to the deadlines for voting with respect to each method), or (iii) attending the Annual Meeting and voting electronically via live webcast. However, simply attending the Annual Meeting will not, by itself, revoke your proxy.

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Beneficial Owners: If you are a beneficial owner of your shares and you have instructed your nominee to vote your shares, you may change your vote by following the directions received from your nominee to change those voting instructions, or by attending the Annual Meeting and voting via live webcast, which can be accomplished as described above.

Subject to any revocation, all shares represented by properly executed proxies will be voted in accordance with the instructions on the applicable proxy, or, if no instructions are given, in accordance with the recommendations of our Board as described above.
Q:	Who is paying for the cost of this proxy solicitation?
A:
We have hired D.F. King & Co., Inc. to assist in the solicitation of proxies for an estimated fee of $15,000, plus out-of-pocket expenses. The solicitation of proxies is made on behalf of our Board and all the expenses of soliciting proxies from stockholders will be borne by us. In addition to the solicitation of proxies by use of the internet and mail, our directors, officers, and employees may communicate with stockholders personally or by email, telephone, or otherwise for the purpose of soliciting such proxies. No additional compensation will be paid to any such persons for such solicitation, although we may reimburse them for reasonable out-of-pocket expenses incurred in connection with such solicitation. We will also, upon request, reimburse banks, brokers, dealers and other nominees for their reasonable out-of-pocket expenses in forwarding solicitation material to beneficial owners of shares held of record by such persons.

Q:	How may I obtain an additional copy of the proxy materials? How may I reduce the number of copies our household receives?
A:
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we are delivering a single copy of the Notice and, if applicable, this Proxy Statement and our Annual Report, to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy materials. Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, this Proxy Statement and our Annual Report, to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, this Proxy Statement or our Annual Report, or if you wish to receive separate copies in the future, please contact: Marathon Digital Holdings, Inc., 101 NE Third Avenue, Suite 1200, Fort Lauderdale, Florida 33301, Attention: Corporate Secretary, Telephone: 1 (800) 804-1690.

In addition, if you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact us using the contact information set forth above. Stockholders who are beneficial owners of shares held in street name may contact their bank, broker, dealer or other nominee to request information about householding.

Q:	Where can I find the voting results of the Annual Meeting?
A:
We will announce preliminary voting results with respect to each proposal at the Annual Meeting. In accordance with SEC rules, final voting results will be published in a Current Report on Form 8-K within four (4) business days following the Annual Meeting, unless final results are not known at that time, in which case preliminary voting results will be published within four business days of the Annual Meeting and final voting results will be published once we know them.

Q:	Where else can I find these proxy materials?
A:
This Proxy Statement and the Annual Report are available on our website at mara.com in the SEC Filings section of the Investors tab. Other information contained on or accessed through our website does not constitute part of this Proxy Statement and you should not consider this other information in deciding how to vote your shares. References to our website address in this Proxy Statement are inactive textual references only.

Q:	Whom should I contact with other questions?
A:
If you have additional questions about this Proxy Statement or the Annual Meeting, or if you would like additional copies of this Proxy Statement, please contact: Marathon Digital Holdings, Inc., 101 NE Third Avenue, Suite 1200, Fort Lauderdale, Florida 33301, Attention: Legal Department, Telephone: 1 (800) 804-1690.

DIRECTORS
Director Nominees
Our Board has nominated the three directors set forth in the table below for reelection as Class I directors at the Annual Meeting. Sarita James, a current Class I director, is not standing for reelection and her term will expire at the Annual Meeting.
Following the table is certain biographical information about each director nominee, as well as selected information about the specific qualifications, attributes, skills, and experience that led our Board to conclude that each director nominee is qualified to serve on our Board. For information regarding committee composition as of the date of this Proxy Statement, please refer to the section titled “Corporate Governance—Committees of Our Board.”
Name	Age	Director Since	Position(s)
Fred Thiel	63	April 24, 2018	Chief Executive Officer and Chairperson of the Board (Class I Director)
Kevin DeNuccio	64	January 19, 2021	Class I Director
Said Ouissal	47	August 6, 2021	Class I Director
Fred Thiel – Chief Executive Officer and Chairperson of the Board (Class I Director)
Mr. Thiel has served as our Chief Executive Officer since April 2021, and has served on our Board since April 2018. Mr. Thiel was the chairman of Sprocket, Inc. from June 2017 through 2020, a blockchain/cryptocurrency technology and financial services company whose mission is to reduce the risk and friction of cryptocurrency trading across marketplaces, regions and exchanges by establishing a federation of exchanges that together create a single aggregated global trading marketplace with large scale liquidity, rapid execution, minimal counter-party risk, and price transparency. From January 2013 until November 2015, Mr. Thiel served as a director of Local Corporation, which was a Nasdaq-listed entity (Nasdaq: LOCM) which was a leader in on-line local search and digital media, mobile search monetization and programmatic retargeting markets. He served as chairman of the board of LOCAL from January 2014 to November 2015 and as its chief executive officer from May 2014 to November 2015. Mr. Thiel has been the chairman of the board and chief advisor to Thiel Advisors, Inc. since 2012. Thiel Advisors, Inc. is a boutique advisory firm providing private equity and venture capital firms, as well as public and private company boards of director, with deep technology industry operating expertise and strategic advisory services. Mr. Thiel studied economics at the Stockholm School of Economics.
Our Board believes Mr. Thiel is qualified to serve as a member of our Board because of his extensive leadership, blockchain, and cryptocurrency experience.
Kevin DeNuccio – Class I Director
Mr. DeNuccio has served as a member of our Board since January 2019. Mr. DeNuccio currently serves on the board of directors of Juniper Networks Inc. (NYSE: JNPR), since 2014. Mr. DeNuccio is the founder and general partner of Wild West Capital LLC since 2012, where he focuses on angel investments, primarily with software-as-a-service start-ups. Mr. DeNuccio served on the board of directors of Calix, Inc. (NYSE: CALX, from 2012 to May 2022. From February 2014 to April 2017, he served as president and chief executive officer of Violin Memory, a flash based storage array solutions company. From May 2017 to October 2019, Mr. DeNuccio served as executive chairman of SevOne, Inc., a digital infrastructure management software company. He has more than 25 years of experience as a chief executive, global sales leader, public and private board member, and more than a dozen angel investments, managing and growing leading technology businesses. He served in senior executive positions with Verizon, Cisco Systems, Ericsson, Redback Networks, Wang Laboratories and Unisys Corporation. Mr. DeNuccio holds a Bachelor of Science in Business Administration, Finance, from Northeastern University, and a Master of Business Administration from Columbia Business School.
Our Board believes Mr. DeNuccio is qualified to serve as a member of our Board because of his long-standing public company, finance, and “high tech” experience.
Said Ouissal – Class I Director
Mr. Ouissal has served as a member of our Board since August 2021. Mr. Ouissal has been the founder and chief executive officer of Zededa since 2016, a next-generation edge software infrastructure start-up for which he raised $28.5 million of venture capital funding, defined product and built company from inception. He is a seasoned business and product executive with extensive go-to-market experience in high-growth and dynamic turn-around environments, public and private; and a visionary product management and technology leader with deep technical background in various IT/technology domains and inventor of multiple patents. Prior roles include with Violin Memory, where he was the senior vice-president of Global Field Operations, product management & business development, Juniper Networks, where he was vice-president of product management, Ericsson, where he was vice-president of strategy & global customer engagement and Redback Networks, where he was the vice-president of global systems engineering. He is the inventor of two patents in the broadband access and intellectual property networking technology area. Mr. Ouissal holds a Bachelor of Science degree in Computer Science from Saxion Hogescholen in the Netherlands.
Our Board believes Mr. Ouissal is qualified to serve as a member of our Board because of his technology background and expertise.
Continuing Directors
The table below sets forth our Class II and Class III directors, whose terms will expire at our annual meetings to be held in 2025 and 2026, respectively.
Following the table is certain biographical information about each continuing director, as well as selected information about the specific qualifications, attributes, skills, and experience that led our Board to conclude that each director is qualified to serve on our Board. For information regarding committee composition as of the date of this Proxy Statement, please refer to the section titled “Corporate Governance—Committees of Our Board.”
Name	Age	Director Since	Position(s)
Georges Antoun	61	May 20, 2021	Class II Director
Jay Leupp	60	May 20, 2021	Class II Director
Vicki Mealer-Burke	62	April 1, 2024	Class III Director
Douglas Mellinger	59	March 31, 2022	Class III Director
Georges Antoun – Class II Director
Mr. Antoun has served as a member of our Board since May 2021. Mr. Antoun brings with him over 30 years of operational and technical experience, having served in various leadership positions at several global technology companies, including as a member of the board of directors of two publicly traded companies: Ruckus Wireless, Inc. and Violin Memory, Inc. He currently serves as the chief commercial officer of First Solar where he was chief operating officer before being appointed as president, U.S. in July 2015. Prior to joining First Solar, Mr. Antoun served as a venture partner at Technology Crossover Ventures (“TCV”), a private equity and venture firm, which he joined in July 2011. Before joining TCV, he was the head of product area IP & broadband networks for Ericsson. Mr. Antoun joined Ericsson in 2007, when Ericsson acquired Redback Networks, a telecommunications equipment company, where Mr. Antoun served as the senior vice president of worldwide sales & operations. After the acquisition, Mr. Antoun was promoted to chief executive officer of the Redback Networks subsidiary. Prior to Redback Networks, Mr. Antoun spent five years at Cisco Systems, where he served as vice president of worldwide systems engineering and field marketing, vice president of worldwide optical operations, and vice president of carrier sales. Prior to Cisco, he was the director of systems engineering at Newbridge Networks, a data and voice networking company. Mr. Antoun started his career as a member of the technical staff at NYNEX (now Verizon Communications), where he was part of the company’s science and technology division. Mr. Antoun holds a Bachelor of Science degree in engineering from the University of Louisiana at Lafayette and a master’s in information systems engineering from the Polytechnic Institute of New York University.
Our Board believes Mr. Antoun is qualified to serve as a member of our Board because of his longstanding technical and operational expertise with global technology companies.
Jay Leupp – Class II Director
Mr. Leupp has serves as a member of our Board since May 2021. Mr. Leupp has served on the board of directors at Apartment Investment and Management Co (NYSE:AIV), a diversified real estate company primarily focused on value add and opportunistic investments targeting the U.S. multifamily sector, since December 2020. He also currently serves on the board of directors of Healthcare Realty Trust Incorporated (NYSE: HR) and G.W. Williams Co. Mr. Leupp also serves as the managing partner and senior portfolio manager of Terra Firma Asset Management, LLC (“Terra Firma”), a private equity firm. Prior to co-founding Terra Firma in 2020, Mr. Leupp served as a managing director in various roles at Lazard Asset Management, from 2011 to June 2020, Grubb & Ellis Alesco Global Advisors, from 2006 to 2011, Royal Bank of Canada Capital Markets, from 2002 to 2006 and Robertson Stephens & Company, from 1994 to 2002. During his career, he has also held positions at The Staubach Company, from 1991 to 1994, Trammell Crow Company, from 1989 to 1991, and KPMG Peat Marwick, from 1985 to 1987. Mr. Leupp is also a member of the American Institute of Certified Public Accountants (AICPA) and serves on the boards of both non-profit and corporate organizations. Mr. Leupp holds a Bachelor of Science in Business Administration from Santa Clara University, and a Master of Business Administration from Harvard Business School.
Our Board believes Mr. Leupp is qualified to serve as a member of our Board because of his extensive audit and finance expertise.
Vicki Mealer-Burke – Class III Director
Ms. Mealer-Burke has served as a member of our Board since April 2024. Ms. Mealer-Burke brings 26 years of executive leadership experience from Qualcomm Incorporated (“Qualcomm”) (Nasdaq: QCOM), a semiconductor company renowned for its global impact in driving wireless technology hardware, services and software. Throughout her career at Qualcomm, Ms. Mealer-Burke held diverse leadership roles spanning global business development, product management and operations across three distinct business units of Qualcomm Technologies Inc. In 2014, Ms. Mealer-Burke was named vice president and general manager of Qualcomm Education, Inc., a wholly owned subsidiary of Qualcomm Technologies. In 2016, she was named vice president of human resources and served as Qualcomm’s inaugural Chief Diversity Officer. She served as Chief Diversity Officer until November 2021 and completed her Qualcomm career in January 2023 after leading a multi-million dollar global human resources digital transformation and organizational restructuring. During her tenure at Qualcomm, she played an important role in Qualcomm’s growth from annual revenues of $2.0 billion and approximately 6,000 employees in 1997 to over $36 billion in revenue and more than 50,000 employees by 2023. She has served as a member of the board of directors of the Make-A-Wish Foundation of San Diego, Inc. since May 2021 and as a member of the board of directors of LEAD San Diego since January 2019. Prior to her appointment to our Board, she served as an advisory member of our Board since September 2022. Ms. Mealer-Burke holds a Bachelor of Business Administration in Management Information Systems from Iowa State University and a Master of Arts in Administration from The Ohio State University.
Our Board believes Ms. Mealer Burke is qualified to serve as a member of our Board because of her extensive leadership experience in the technology industry, her proven track record navigating a dynamic business environment, and her prior experience with us as a Board advisor.
Douglas Mellinger – Class III Director
Mr. Mellinger has served as a member of our Board since March 2022. Mr. Mellinger is an active entrepreneur, philanthropist, impact investor, and board member, with extensive experience building and leading public and private companies in the technology and financial industries. Mellinger is a managing director at Clarion Capital Partners, a lower middle market private equity and structured credit asset management company, which he joined in January 2013. Mr. Mellinger currently serves on the board of directors of Campden Wealth and IPI (Institute for Private Investors), the largest global membership organization for wealthy families and their family offices; and the board of directors of International Education Corporation (IEC), one of the nation’s largest career education colleges. Prior to Clarion Capital Partners, Mellinger was a partner at Palm Ventures and a managing partner at Zeno Ventures. From 2000 to September 2023, Mr. Mellinger co-founded and served on the board of directors of Foundation Source, a leading provider of outsourced services and technology for private foundations. He founded and served as the chairman and chief executive officer of Enherent Corp (Nasdaq: ENHT), a global software development and services company that was listed as an Inc. 500 company twice and was featured on Deloitte & Touche’s Technology Fast 500 and Fast 50 lists. Throughout his career, Mr. Mellinger has served on the boards of numerous companies and organizations, including Edgar Online (Nasdaq: EDGR), Sequest Technologies, Producteev, Schiller International, Young Entrepreneur’s Organization (YEO), and Young President’s Organization (YPO), among others. He has also served on several advisory boards and boards to government agencies, universities, and non-profit organizations over the past 40 years. Mr. Mellinger holds a Bachelor of Science in Entrepreneurial Science from Syracuse University.
Our Board believes Mr. Mellinger is qualified to serve as a member of our Board because of his extensive finance experience.

CORPORATE GOVERNANCE
Director Independence
Nasdaq requires that our Board be comprised of a majority of directors who satisfy the criteria for independence set forth in the Nasdaq rules. Based on the director independence requirements set forth in the applicable Nasdaq rules, our Board has determined that Messrs. DeNuccio, Ouissal, Leupp, Antoun, and Mellinger, as well as Mses. James and Mealer-Burke, are “independent” directors. In addition, all members of our audit committee (our “Audit Committee”), compensation committee (our “Compensation Committee”), and nominating and corporate governance committee (our “Nominating and Corporate Governance Committee”) meet the independence standards set forth in applicable Nasdaq rules. Furthermore, all members of our Audit Committee and Compensation Committee meet the heightened independence standards set forth under applicable SEC rules. For information regarding committee composition as of the date of this Proxy Statement, please refer to the section below titled “Committees of Our Board.”
Compensation Committee Interlocks and Insider Participation
Messrs. Antoun and Leupp and Ms. James each served on our Compensation Committee during the year ended December 31, 2023. None of the members of our Compensation Committee is or has ever been an officer or employee of the Company or any of its subsidiaries. None of the members of our Compensation Committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K, nor is any such relationship currently contemplated. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or Compensation Committee. No interlocking relationship exists between any member of our Board and any member of our Compensation Committee (or other committee performing equivalent functions) of any other company.
Family Relationships
There are no family relationships between any of our director nominees, continuing directors, or executive officers.
Agreements with Directors or Executive Officers
None of our director nominees, continuing directors, or executive officers were selected pursuant to any arrangement or understanding.
Legal Proceedings with Directors
There are no legal proceedings related to any of our director nominees, continuing directors, or executive officers which are required to be disclosed pursuant to applicable SEC rules.
Board Diversity
Our Nasdaq board diversity matrices for 2023 and 2022 are available on our website at mara.com in the Governance section of the Investors tab. Our 2024 board diversity matrix will be posted to our website by December 31, 2024.
Board Leadership Structure and Role in Risk Oversight
Our Amended and Restated Bylaws (our “Bylaws”) allow our Board to determine whether to separate or combine the roles of chief executive officer and chairperson of the board. Our Board believes it is important to maintain flexibility in our Board leadership structure to best serve our and our stockholders’ interests at any particular time. Currently, Mr. Thiel serves as our Chief Executive Officer and Chairperson of the Board. Additionally, we do not currently have a lead independent director. We believe our Board’s committee structure, coupled with the independence of the majority of our Board members, ensures our Board maintains effective oversight of our business operations, including independent oversight of our financial statements, executive compensation, selection of director candidates and corporate governance programs. While our Board believes this current structure is appropriate at this time, it regularly assesses the advantages and disadvantages of various structures taking into account the evolving needs of our business.

Risk assessment and oversight are an integral part of our governance and management processes. Our Board is primarily responsible for overseeing our risk management processes. Our Board receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our assessment of risks. Our Board focuses on our most significant risks and our general risk management strategy, and also ensures that risks undertaken by us are consistent with our Board’s risk parameters. While our Board primarily oversees our risk management process, our management is responsible for day-to-day risk management processes. Additionally, our Audit Committee is primarily responsible for evaluating and managing financial risk exposure. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our Board leadership structure supports this approach.
Meetings of Our Board and Board Committees
During year ended December 31, 2023, our Board held four meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of the total number of meetings of our Board held during the period for which such director has served as a director.
Although we do not have a formal policy regarding attendance by members of our Board at our annual meetings of stockholders, we encourage, but do not require, our directors to attend. All of our directors who were serving as directors at the time attended our 2023 annual meeting of stockholders.
Our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee held six, two, and one meetings during the year ended December 31, 2023, respectively. Each committee member attended at least 75% of the aggregate number of meetings held by each committee of our Board on which such director has served during the periods that such director has served as a committee member.
Committees of Our Board
Our Board has three standing committees: our Audit Committee, our Compensation Committee, and our Nominating and Corporate Governance Committee. Each of our committees has a written charter that describes its purpose, membership, meeting structure, and responsibilities. A copy of each committee’s charter is available on our website at mara.com in the Governance section of the Investors tab. These charters are reviewed annually by each committee, with any recommended changes approved by our Board.
As of April 29, 2024, the members of each standing committee are as follows:
Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Kevin DeNuccio		✔	✔
Said Ouissal	✔
Sarita James(1)	✔		Chair
Georges Antoun	✔	Chair	✔
Jay Leupp(2)	Chair	✔	✔
Vicki Mealer-Burke		✔	✔
Douglas Mellinger(3)			✔
(1)
Ms. James is not standing for reelection at the Annual Meeting, and as a result, will no longer be a member of our Audit Committee or Chair of our Nominating and Corporate Governance Committee following the Annual Meeting.

(2)	Our Board has determined that Mr. Leupp is an “audit committee financial expert” under applicable SEC rules.
(3)	Immediately following the Annual Meeting, Mr. Mellinger will serve as Chair of our Nominating and Corporate Governance Committee.
Audit Committee
Our Audit Committee is responsible for, among other things:
•	serving as an independent and objective party to monitor our financial reporting process and internal control system and complaints or concerns relating thereto;
•
meeting with our independent registered public accounting firm and our financial management to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof reviewing such audit, including any comments or recommendations of our independent registered public accounting firm;

•
reviewing and approving the internal corporate audit staff functions, including (i) purpose, authority and organizational reporting lines; (ii) annual audit plan, budget and stalling; (iii) concurrence in the appointment, compensation and rotation of the internal audit management function; and (iv) results of internal audits;

•
reviewing the financial statements contained in our annual reports and quarterly reports to stockholders with management and our independent registered public accounting firm to determine that our independent registered public accounting firm is satisfied with the disclosure and content of the financial statements to be presented to our stockholders; and

•
reviewing with our management any financial information, earnings press releases and earnings guidance filed with the SEC or disseminated to the public, including any certification, report, opinion or review rendered by our independent registered public accounting firm.

Compensation Committee
Our Compensation Committee is responsible for, among other things:
•
reviewing and approving our goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance with respect to such goals, and, subject to existing contractual obligations, set our Chief Executive Officer’s compensation level based on such evaluation;

•	considering our Chief Executive Officer’s recommendations with respect to other executive officers;
•	evaluating our performance both in terms of current achievements and significant initiatives with long-term implications;
•	assessing the contributions of individual executives and recommending to our Board levels of salary and incentive compensation payable to our executive officers; and
•	reviewing our financial, human resources, and succession planning.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is responsible for, among other things:
•	setting qualification standards for director nominees;
•	identifying, considering and nominating candidates for membership on our Board;
•	developing, recommending and evaluating corporate governance standards and a code of business conduct and ethics applicable to the Company;
•	implementing and overseeing a process for evaluating our Board, our Board committees, and overseeing our Board’s evaluation of our Chief Executive Officer and Chairperson of the Board;
•	making recommendations regarding the structure and composition of our Board and Board committees;
•	advising our Board on corporate governance matters and any related matters required by the federal securities laws; and
•
assisting our Board in identifying individuals qualified to become Board members; recommending to our Board the director nominees for the next annual meeting of stockholders; and recommending to our Board director nominees to fill vacancies on our Board.

Identification and Evaluation of Director Nominees
Our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating director nominees. Our Nominating and Corporate Governance Committee regularly assess the appropriate size, composition and needs of our Board and its respective committees, and the qualification of candidates considering these needs. Our Nominating and Corporate Governance Committee considers director candidates that meet our minimum selection criteria, as discussed below. These factors may be weighted differently depending on the individual being considered or the needs of our Board at the time.

Director nominees must also be able to offer advice and guidance to our Chief Executive Officer based on past experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of our Nominating and Corporate Governance Committee to perform all Board and committee responsibilities.
Other than the foregoing, there are no stated minimum criteria for director nominees, although our Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests. Our Nominating and Corporate Governance Committee will also seek appropriate input from our Chief Executive Officer, from time to time, in assessing the needs of our Board for relevant background, experience, diversity and skills of its members.
Our Nominating and Corporate Governance Committee considers diversity (whether based on broader principles such as diversity of perspective, experiences, and expertise, as well as factors commonly associated with diversity such as gender, race or national origin) in connection with its evaluation of director candidates, including the evaluation and determination of whether to re-nominate incumbent directors. Our Nominating and Corporate Governance Committee also considers these and other factors as it oversees the annual Board and committee evaluations. Our Nominating and Corporate Governance Committee seeks qualified and diverse director candidates, including women and individuals from minority groups, to include in the pool from which director candidates are chosen. Any search firm retained by the committee, if any, to find director candidates would be instructed to account for these considerations, including diversity.
Policies for Consideration of Director Nominees
The minimum selection criteria established by our Nominating and Corporate Governance Committee includes, without limitation: (i) the ability and willingness to devote the necessary time and effort to diligently perform the duties and responsibilities of Board membership, (ii) a high level of integrity, personal and professional ethics, and sound business judgment, (iii) commitment to enhancing long-term stockholder value and understanding that such director’s primary goal is to serve the best interest of our stockholders, and (iv) freedom from conflicts of interests that would violate applicable laws, rules, regulations or listing standards, conflict with any of our corporate governance policies or procedures, or interfere with the proper performance of such director’s responsibilities.
Each director should possess attributes, characteristics, experiences, qualifications and skills which enhance his or her ability to perform duties on our behalf (both individually and in combination with the other directors). In making its assessment, our Nominating and Corporate Governance Committee will consider such factors as (i) personal qualities, skills and characteristics (which may include, but are not limited to, ethnicity, gender, race and sexual orientation), (ii) expertise in specific business areas, including sales, marketing, strategy, finance, corporate governance or legal, (iii) professional experience in our industry (or similar industries), and (iv) ability to qualify as an “independent director” under applicable Nasdaq rules and to otherwise exercise independent judgment as a director.
Our Nominating and Corporate Governance Committee may also consider such other factors as it determines would reasonably be expected to contribute to the overall effectiveness and diversity of our Board.
Policy for Consideration of Nominees Recommended by Stockholders
Our Nominating and Corporate Governance Committee reviews and considers any director candidates who have been recommended by our stockholders entitled to vote in the election of directors, so long as such candidates (i) have been nominated in accordance with the procedures described below, and (ii) meet the minimum selection criteria for director nominees established by our Board or our Nominating and Corporate Governance Committee, as described above. To submit a director candidate, a stockholder must submit the candidate’s name, contact information, and detailed background information to: Marathon Digital Holdings, Inc., 101 NE Third Avenue, Suite 1200, Fort Lauderdale, Florida 33301, Attention: Corporate Secretary. Our Corporate Secretary will forward such information to our Nominating and Corporate Governance Committee for its consideration.
Stockholder Communications with Our Board
Stockholders who wish to communicate with our Board may do so by e-mail by using the following email address: ir@mara.com, or by submitting a comment via our website at mara.com in the Contact section of the Investors tab. Communications sent in accordance with this process will be transmitted to the appropriate Board members.

Code of Business Conduct and Ethics
Our Board has adopted a written code of business conduct and ethics (our “Code of Ethics”) that applies to our directors, executive officers, and employees, including our principal executive officer, principal financial officer, and principal accounting officer, or controller, or persons performing similar functions. Our Code of Ethics is available on our website at mara.com in the Governance section of the Investors tab.
We intend to disclose future amendments to our Code of Ethics, or any waivers of its requirements, applicable to any principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions, or our directors, on our website identified above.
Insider Trading Policy
Our Board has adopted a Statement of Policies and Procedures Governing Material Nonpublic Information and the Prevention of Insider Trading policy (our “Insider Trading Policy”), governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, employees and contractors. Our Insider Trading Policy is available on our website at mara.com in the Governance section of the Investors tab, as well as filed as Exhibit 19.1 to our Annual Report.
Hedging or Pledging Policy
Our Insider Trading Policy prohibits our directors, officers and employees from hedging the economic interest in our securities, and from pledging our securities.

PROPOSAL NO. 1
ELECTION OF CLASS I DIRECTORS
Board Structure and Membership
We currently have eight directors serving on our Board and no vacant directorships on our Board. Our Bylaws provide that our Board is divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of stockholders, with the other two classes continuing to serve for the remainder of their respective three-year terms. Because approximately one-third of our directors will be elected at each annual meeting of stockholders, consecutive annual meetings could be required for our stockholders to change a majority of our Board. This classification of our Board may have the effect of delaying or preventing changes of control of the Company.
Our three classes of directors are currently divided as follows:
•
the Class I directors are Fred Thiel, Kevin DeNuccio, and Said Ouissal, whose terms will expire at the Annual Meeting unless they are re-elected, and Sarita James, who is not standing for re-election and whose term will expire at the Annual Meeting;

•	the Class II directors are Georges Antoun and Jay Leupp, whose terms will expire at the annual meeting of stockholders to be held in 2025; and
•	the Class III directors are Vicki Mealer-Burke and Douglas Mellinger, whose terms will expire at the annual meeting of stockholders to be held in 2026.
Any additional directorships resulting from an increase in the number of directors or a vacancy may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director. A director elected by our Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, will serve for the remainder of the full term of that class, or until the director’s successor is duly elected and qualified, or until such director’s earlier death, resignation, or removal. The size of our Board may be reduced or increased by resolution adopted by our stockholders or directors.
Our Board has approved, effective as of the Annual Meeting, a decrease in the number of directors from eight to seven, such that following the Annual Meeting, assuming each Class I director nominee is re-elected, there will be no vacant directorships on our Board.
Director Nominees
Our Board has nominated Fred Thiel, Kevin DeNuccio, and Said Ouissal for re-election to our Board as Class I directors. If elected at the Annual Meeting, Messrs. Thiel, DeNuccio, and Ouissal would serve until our annual meeting of stockholders to be held in 2027, or until their respective successors are duly elected and qualified, or until such director’s earlier death, resignation, or removal.
Required Vote
The election of each of our director nominees requires a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the three nominees receiving the highest number of votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Stockholders may vote “FOR” each director or “WITHHOLD” their vote for any director with respect to this Proposal No. 1. A “WITHHOLD” vote with respect to a director nominee will not count as a vote cast for that or any other nominee, and thus will have no effect on the outcome of the vote on this proposal.
This proposal is considered a non-routine matter under applicable NYSE rules. A broker, bank, or other nominee may not vote without instructions on this matter, so there may be broker non-votes in connection with this proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal. If no contrary indication is made, returned proxies will be voted “FOR” each of the Class I director nominees.
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH CLASS I DIRECTOR NOMINEE

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF ACCOUNTING FIRM
Our Audit Committee has selected Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024, and has further directed that management submit the selection of the independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. Services provided to us and our subsidiaries by Marcum LLP for the fiscal years ended December 31, 2023 and 2022 are described below and within the section of this Proxy Statement titled “Audit Committee Report.”
Neither our governing documents nor applicable law require stockholder ratification of the selection of Marcum LLP as our independent registered public accounting firm. However, our Board is submitting the selection of Marcum LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, our Audit Committee will reconsider whether to continue retaining Marcum LLP. Even if the selection is ratified, our Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in our and our stockholders’ best interests.
Marcum LLP has audited our financial statements since 2021. Representatives of Marcum LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Auditor Fees and Services
The following table summarizes the aggregate fees for professional audit services and other services rendered by Marcum LLP for the years ended December 31, 2023 and 2022:
	Year Ended December 31,
Category of Fees	2023	2022
Audit Fees	$938,963	$965,279
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	144,200	139,050
Total:	$1,083,163	$1,104,329
Audit Fees
Audit fees consist of fees related to professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, and review of other filings in connection with our annual financial statements.
Audit-Related Fees
There were no audit-related fees for the years ended December 31, 2023 and 2022.
Tax Fees
There were no tax fees for the years ended December 31, 2023 and 2022.
All Other Fees
All other fees consist of fees for miscellaneous items, including fees related to the review of our registration statements and comfort letters.
Audit Committee Pre-Approval Policy
Our Audit Committee’s policy is to pre-approve all audit, audit-related, and permissible non-audit services, including tax and other services, performed by our independent registered public accounting firm. Under our Audit Committee’s policy, pre-approval is generally provided for particular services or categories of services, including planned services, project-based services and routine consultations. In addition, our Audit Committee may also pre-approve particular services on a case-by-case basis. All services provided by our independent registered public accounting firm were approved by our Audit Committee.

Required Vote
The ratification of Marcum LLP as our independent registered public accounting firm for the year ending December 31, 2024 requires the affirmative vote of a majority of the votes cast. Stockholders may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to this Proposal No. 2. Abstentions will have no effect on the outcome of the vote on this proposal.
This proposal is considered a routine matter under applicable NYSE rules. Because a bank, broker, or other nominee may vote without instructions on this matter, we do not expect any broker non-votes to result for this proposal.
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF APPOINTMENT OF ACCOUNTING FIRM

AUDIT COMMITTEE REPORT
Our Audit Committee is responsible for providing independent, objective oversight of, among other things, our financial reporting functions, our independent registered public accounting firm, our system of internal controls, our legal and regulatory compliance, and compliance with our Insider Trading Policy and Code of Ethics. Our Audit Committee is currently composed of three directors, each of whom meets the independence and experience requirements under applicable Nasdaq rules, as well as the independence requirements applicable to Audit Committee members under applicable SEC rules. In addition, our Board has determined that the Chair of our Audit Committee qualifies as an “audit committee financial expert” under applicable SEC rules.
Management is responsible for the preparation of our financial statements and financial reporting process, including our system of internal controls. Marcum LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”), and expressing (i) an opinion on whether our consolidated financial statements present fairly, in all material respects, our financial position and results of operations and cash flows for the periods presented in conformity with US generally accepted accounting principles, and (ii) an opinion on whether we have maintained, in all material respects, effective internal control over financial reporting as of December 31, 2023, based on criteria established in the Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. Our Audit Committee’s responsibility is to monitor and oversee these processes.
In connection with these responsibilities, our Audit Committee met with management and Marcum LLP to review and discuss the December 31, 2023 audited consolidated financial statements and obtained from management their representation that our financial statements have been prepared in accordance with U.S. generally accepted accounting principles. In addition, management represented that, as of December 31, 2023, we maintained effective internal control over financial reporting.
Our Audit Committee also discussed with Marcum LLP the matters required by Auditing Standard No. 1301, “Communications with Audit Committees” of the PCAOB, which includes, among other items, information regarding the conduct of the integrated audit of our audited consolidated financial statements. Our Audit Committee has received the written communications from Marcum LLP required by applicable requirements of the PCAOB regarding Marcum LLP’s communication with our Audit Committee concerning independence and has discussed with Marcum LLP its independence.
Our Audit Committee operates under a written charter, which was adopted by our Board and is assessed annually for adequacy by our Audi Committee. Our Audit Committee held four meetings during year ended December 31, 2023, including meetings with Marcum LLP, and with and without management present. In performing its functions, our Audit Committee acts only in an oversight capacity. It is not the responsibility of our Audit Committee to determine that our financial statements are complete and accurate, are presented in accordance with U.S. generally accepted accounting principles or present fairly our results of operations for the periods presented, or that we maintain appropriate internal controls. Furthermore, our Audit Committee’s oversight responsibilities do not independently assure that the audit of our financial statements has been carried out in accordance with the standards of the PCAOB or that our registered public accounting firm is independent.
Based upon our Audit Committee’s review and discussions with management and Marcum LLP, and subject to the limitations of our Audit Committee’s role and responsibilities referred to above and in our Audit Committee charter, our Audit Committee recommended that our Board include the audited consolidated financial statements in our Annual Report.
AUDIT COMMITTEE
Jay Leupp (Chair)
Said Ouissal
Georges Antoun
Sarita James
Our Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information concerning the number of shares of our Common Stock owned beneficially as of March 31, 2024, by: (i) each of our named executive officers; (ii) each director and director nominee; (iii) all of our executive officers and directors as a group (13 persons); and (iv) each person or group known by us to beneficially own more than 5% of our outstanding shares of Common Stock.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has a right to acquire beneficial ownership within 60 days. Under these rules more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.
Unless otherwise indicated below, to the best of our knowledge (i) each beneficial owner named in the table has the sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable, and (ii) the address of such beneficial owner is 101 NE Third Avenue, Suite 1200, Fort Lauderdale, Florida 33301.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)	Percent of Common Stock(1)
Named Executive Officers and Directors:
Fred Thiel (Chief Executive Officer and Chairperson of the Board)(2)	962,159	*
James Crawford (Chief Operating Officer)(3)	364,246	*
Salman Khan (Chief Financial Officer)(4)	171,004	*
Ashu Swami (Chief Technology Officer)(5)	168,177	*
Adam Swick (Chief Growth Officer)(6)	139,934	*
Georges Antoun(7)	95,890	*
Kevin A. DeNuccio(8)	238,087	*
Sarita James(9)	62,446	*
Jay Leupp(10)	124,869	*
Vicki Mealer-Burke(11)	1,000	*
Doug Mellinger(12)	114,803	*
Said Ouissal(13)	41,375	*
All Executive Officers and Directors as a Group (13 Persons)(14)	2,597,241	*
5% Stockholders:
Jane Street Group, LLC(15) 250 Vesey Street, 6th Floor New York, NY 10281	14,404,233.7	6.5%
BlackRock, Inc.(16) 50 Hudson Yards New York, NY 10001	17,192,377	8.1%
The Vanguard Group, Inc.(17) 100 Vanguard Blvd. Malvern, PA 19355	23,473,587	10.54%
*	Percentage of shares beneficially owned does not exceed 1.0% of our outstanding shares of common stock.
(1)
For purposes of this table, the percent of class is based upon 269,028,574 shares of our Common Stock issued and outstanding as of March 31, 2024. Restricted stock units which may be settled within 60 days of March 31, 2024, are deemed beneficially owned and outstanding for computing the percentage ownership of the person or entity holding such securities, but are not considered outstanding for computing the percentage ownership of any other person or entity.

(2)
Mr. Thiel’s beneficial ownership includes direct ownership of (i) 654,699 shares of Common Stock and (ii) restricted stock units for 307,460 shares of Common Stock that may be settled within 60 days of March 31, 2024.

(3)
Mr. Crawford’s beneficial ownership includes direct ownership of (i) 336,625 shares of Common Stock and (ii) restricted stock units for 27,621 shares of Common Stock that may be settled within 60 days of March 31, 2024.

(4)
Mr. Khan’s beneficial ownership includes direct ownership of (i) 110,062 shares of Common Stock and (ii) restricted stock units for 60,942 shares of Common Stock that may be settled within 60 days of March 31, 2024.

(5)
Mr. Swami’s beneficial ownership includes direct ownership of (i) 135,801 shares of Common Stock and (ii) restricted stock units for 32,376 shares of Common Stock that may be settled within 60 days of March 31, 2024.

(6)
Mr. Swick’s beneficial ownership includes direct ownership of (i) 113,118 shares of Common Stock and (ii) restricted stock units for 26,816 shares of Common Stock that may be settled within 60 days of March 31, 2024.

(7)	Mr. Antoun’s beneficial ownership reflects his direct ownership of 95,890 shares of Common Stock.
(8)	Mr. DeNuccio’s beneficial ownership reflects his direct ownership of 238,087 shares of Common Stock.
(9)	Ms. James’ beneficial ownership reflects her direct ownership of 62,446 shares of Common Stock.
(10)	Mr. Leupp’s beneficial ownership includes direct ownership of 124,869 shares of Common Stock.
(11)	Ms. Mealer-Burke’s beneficial ownership reflects her direct ownership of 1,000 shares of Common Stock.
(12)	Mr. Mellinger’s beneficial ownership reflects his direct ownership of 114,803 shares of Common Stock.
(13)	Mr. Ouissal’s beneficial ownership reflects his direct ownership of 41,375 shares of Common Stock.
(14)
The amount beneficially owned by the directors and executive officers as a group consists of an aggregate of (i) 2,115,202 shares of Common Stock, and (ii) restricted stock units for 482,039 shares of Common Stock that may be settled within 60 days of March 31, 2024.

(15)
This information is based solely on Amendment No. 1 to the Schedule 13G filed with the SEC on February 9, 2024, by Jane Street Group, LLC and its subsidiaries, Jane Street Capital, LLC, Janet Street Options, LLC and Jane Street Global Trading, LLC, filing together as a group. This stockholder has shared voting and dispositive power over all such shares.

(16)
This information is based solely on Amendment No. 2 to the Schedule 13G filed with the SEC on January 25, 2024, by BlackRock, Inc. and its subsidiaries listed on Exhibit A thereto filing together as a group. This stockholder has sole voting power over 16,933,087 of such shares of Common Stock and sole dispositive power over all such shares of Common Stock.

(17)
This information is based solely on Amendment No. 3 to the Schedule 13G filed with the SEC on February 13, 2024, by the Vanguard Group, including investment companies registered under the Investment Company Act of 1940 and other managed accounts. This stockholder has shared voting power over 391,605 of such shares of Common Stock, sole dispositive power over 22,888,751 of such shares of Common Stock, and shared dispositive power over 584,836 of such shares of Common Stock.

EXECUTIVE OFFICERS
Set forth below is information regarding each of our executive officers as of April 29, 2024:
Name and Address	Age	Date First Elected or Appointed	Position(s)
Fred Thiel	63	April 24, 2018	Chief Executive Officer and Chairperson of the Board (Class I)
Salman Khan	45	June 14, 2023	Chief Financial Officer
James Crawford	49	March 1, 2013	Chief Operating Officer
John Lee	56	November 21, 2022	Chief Accounting Officer
Ashu Swami	44	December 20, 2021	Chief Technology Officer
Adam Swick	34	March 1, 2023	Chief Growth Officer
Fred Thiel – Chief Executive Officer and Chairperson of the Board (Class I)
Mr. Thiel’s biography can be found in the section titled “Directors—Director Nominees.”
Salman Khan – Chief Financial Officer
Mr. Khan has served as our Chief Financial Officer since June 2023. Mr. Khan previously served as chief financial officer, principal financial officer, principal accounting officer and treasurer of Verb Technology Company, Inc. (Nasdaq: Verb) (“Verb”) since March 2022. In January 2022, Mr. Khan was appointed as the interim chief financial officer by the board of directors of Verb. Mr. Khan joined Verb in May 2021 as executive vice president of corporate development and strategic planning where he worked closely with our chief executive officer in connection with mergers and acquisitions and capital market activities. From August 2006 to May 2021, Mr. Khan served in various senior executive level positions with increasing responsibilities such as director of renewable energy, director of corporate development, director of technical accounting and financial reporting, and business division controller and chief financial officer with Occidental Petroleum Corporation and its spinoff, California Resources Corporation. Mr. Khan has 25 years of finance and accounting experience with eight years at Arthur Andersen, PricewaterhouseCoopers and Ernst & Young, where he served domestic and international clients in technology, media, telecommunications, entertainment, and biotechnology industries. Mr. Khan holds a Master in Business Administration from the University of Michigan, Ross School of Business and is a licensed chartered certified accountant (United Kingdom).
James Crawford – Chief Operating Officer
Mr. Crawford has served as our Chief Operating Officer since March 2013. Mr. Crawford was a founding member of Kino Interactive, LLC, and of AudioEye, Inc. Mr. Crawford’s experience as an entrepreneur spans the entire life cycle of companies from start-up capital to compliance officer and director of reporting public companies. Prior to his involvement as our Chief Operating Officer, Mr. Crawford served as a director and officer of Augme Technologies, Inc., beginning March 2006 through March 2013, and assisted the company in maneuvering through the initial challenges of acquisitions executed by the company through 2011 that established the company as a leading mobile marketing company in the United States. Mr. Crawford is experienced in public company finance and compliance functions. He has extensive experience in the area of intellectual property creation, management and licensing. Mr. Crawford also served on the board of directors Modavox and Augme Technologies, and as founder and managing member of Kino Digital, Kino Communications, and Kino Interactive. Mr. Crawford holds a Master in Business from Washington State University.
John Lee – Chief Accounting Officer
Mr. Lee has served as our Chief Accounting Officer since November 2022. Mr. Lee has over 30 years of diversified accounting and finance experience from public accounting to large public companies in the retail industry. Prior to serving as our Chief Accounting Officer, Mr. Lee was vice president, corporate controller at Wakefern Food Corporation since April 2022. Prior to that, Mr. Lee served as vice president of financial operations and financial planning at Amerigas Propane, Inc. from 2016 to April 2022; held several senior positions at Ascena Retail Group, Inc. (Formerly Charming Shoppes, Inc.) as senior vice president – controller/shared services from 2012 to 2016, senior vice president – chief accounting officer & controller from

2010 to 2012; and served as senior vice president – corporate accounting from 2001 to 2012. Mr. Lee started his career in public accounting at Ernst & Young, LLP performing audits of public companies, where he progressed to senior manager. Mr. Lee is a Certified Public Accountant in the State of Pennsylvania and holds a Bachelor of Science in Commerce Engineering with a concentration in Accounting and Finance from Drexel University.
Ashu Swami – Chief Technology Officer
Mr. Swami has served as our Chief Technology Officer since December 2021. Mr. Swami joined us from Core Scientific Inc. where he served as the chief principal officer from February 2021 to September 2021, leading the company’s foray into DeFi and heading the mining hardware and software optimization tech. Prior to that, from January 2019 to February 2021, he was the chief technology officer of Apifiny Inc., a hybrid CEX and DEX crypto exchange. Previously, from January 2016 to Dec 2018, Mr. Swami headed a special purpose vehicle of Quadeye Securities LLC, which pioneered and traded mining swaps, operated cloud mining data centers, and served as the chief advisor to Fortune 50 companies including Intel Corp on Blockchain initiatives. From 2013 to 2015, he founded LocalPad, a p2p marketplace and payments plugin that provided eBay-in-a-box like functionality to large blogs to monetize their user base. Prior to that, from 2007 to 2013, Mr. Swami was a portfolio manager and led the high frequency market-making business at Morgan Stanley Program Trading to become a top five market maker in U.S. ETFs. From 2002 to 2007, Mr. Swami spent over four years as a senior component designer and Tech Lead in Intel’s Enterprise Platforms Group. Mr. Swami holds a Bachelor of Technology in Computer Science and Engineering from IIT Bombay, and a Master of Business Administration from Duke University.
Adam Swick – Chief Growth Officer
Mr. Swick has served as our Chief Growth Officer since March 2023. Mr. Swick is an experienced investor, startup operator, and management consultant with extensive experience in corporate strategy and cryptocurrency. Prior to joining us, he served as a principal at Refinery Ventures from 2020 to 2021, an early stage venture capital firm, where he was responsible for identifying, analyzing, and recommending business strategies to accelerate the growth of all companies in Refinery’s portfolio. Before Refinery, Mr. Swick was the director of strategic finance at Kraken Digital Asset Exchange from 2018 to 2020, where he managed the company’s balance sheet, debt program, investor relations, and all forecasting activities. Prior to Kraken, he founded Swick Capital, a crypto-asset hedge fund, worked at Pritzker Group Venture Capital in Chicago from 2015 to 2017, where he evaluated early stage investment opportunities, and was a consultant at Boston Consulting Group from 2012 to 2015, where he consulted for a variety of Fortune 500 clients in industries such as healthcare, consumer goods, information technology, and nonprofits. Mr. Swick holds a Master of Business Administration from the Kellogg School of Management at Northwestern University and a Bachelor of Science in finance from the Wharton School of Business at the University of Pennsylvania.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis section addresses the compensation philosophy, objectives, policies and arrangements that apply to our named executive officers and other senior management personnel. The purpose of this section is to provide our stockholders with a thorough understanding of our executive compensation program for 2023. This narrative discussion is intended to be read together with the 2023 Summary Compensation Table and the related tables, footnotes and disclosures set forth below. References throughout this section to the “committee” refer to our Compensation Committee.
This section is divided into the following parts:
•	Named Executive Officers
•	Compensation Philosophy and Objectives
•	2023 Compensation Considerations
•	Compensation Consultant
•	Peer Group
•	Governance Practices and Polices
•	Elements of Our 2023 Executive Compensation Program
•	Employment / Severance / Change-in-Control Agreements
•	Other Compensation Policies and Practices
•	Executive Compensation Tables
•	Compensation Risk Considerations
•	Pay Ratio
•	Director Compensation
•	Equity Compensation Plan Information
This section contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements relate to our current plans, expectations and determinations regarding our executive compensation programs, policies and arrangements. Actual compensation programs, policies and arrangements that we adopt in the future may differ materially from those discussed in this section. Please refer to the section of this Proxy Statement titled “Cautionary Note Regarding Forward-Looking Statements” for additional information.
Named Executive Officers
As determined pursuant to SEC rules, our named executive officers for 2023 and their positions with us are as follows:
•	Fred Thiel, our Chief Executive Officer and Chairperson of the Board (Principal Executive Officer);
•	Salman Khan, our Chief Financial Officer, who commenced employment with us on June 7, 2023 (Principal Financial and Accounting Officer);
•	James Crawford, our Chief Operating Officer;
•	Ashu Swami, our Chief Technology Officer;
•	Adam Swick, our Chief Growth Officer; and
•	Hugh Gallagher, our former Chief Financial Officer, who resigned on May 12, 2023.
Compensation Philosophy and Objectives
The primary objective of our executive compensation program is to compensate our executive officers in a manner that will attract, retain and motivate talented executives with the skills needed to manage a complex and growing business, in a competitive and dynamic industry, while creating long-term value for our stockholders. We recognize there is significant competition for talented executives, and it can be particularly challenging for emerging growth companies in highly regulated industries to recruit and retain experienced executives for various reasons, including the limited number of professionals with the industry expertise necessary to successfully manage these businesses, and perceptions that the risk profile associated with these businesses demands higher compensation. Accordingly, it is difficult to attract qualified executives to our industry in the first place, and those executives who have demonstrated success in the industry may be presented with other professional opportunities from companies that are larger or have greater resources. As a result of these unique industry dynamics, we recognize the need to remain flexible in our approach to executive compensation decisions and to regularly assess our executive compensation program in response to the needs of our business in an evolving marketplace.
Our executive compensation program is overseen by the committee. The committee is primarily responsible for reviewing and approving our performance goals and objectives relevant to executive compensation, assessing the contributions of our executive officers against those goals and objectives, and making recommendations to our Board regarding the amounts and elements of compensation payable to such executive officers. The committee is also responsible for overseeing our equity incentive plans, including approving individual grants thereunder. The committee is comprised solely of independent directors as determined under SEC and Nasdaq rules.
When establishing our executive compensation program, the committee is generally guided by the following principles that it believes align closely with, and help to drive the achievement of, our compensation objectives:
•
Pay-for-Performance: Ensure a significant portion of total compensation paid to our executives is tied to the achievement of Company financial, operational and strategic objectives that the committee believes are important for our growth and success.

•
Reward Achievement: Award annual cash incentive compensation and long-term equity incentive compensation following a determination that our executives have driven the achievement of performance objectives critical to our business and to the creation of long-term stockholder value.

•
Attract and Retain Executives: Attract executives with the background and experience necessary to lead our business and achieve our strategic objectives, and retain our talented executives by paying compensation that is attractive and competitive in our industry and in the marketplace generally.

•
Align Interests with Stockholders: Directly align the interests of our executives with those of our stockholders by issuing a significant portion of the total compensation opportunity in the form of annual cash incentive compensation that is tied to the achievement of strategic objectives, and equity incentive compensation the value of which is directly tied to our stock price.

2023 Compensation Considerations
In establishing an executive compensation program for 2023 that is aligned with the achievement of our compensation philosophy and objectives, the committee considered the following general factors:
•
Pay Compensation for Achievement of Strategic Objectives. The committee is guided by a pay-for-performance philosophy and seeks to design our executive compensation program in a manner that reflects alignment between the total compensation paid to our executive officers and our achievement of strategic objectives deemed critical to the growth and success of our business, and which the committee believes are the key drivers of stockholder value. In determining 2023 compensation, the committee gave significant weight to our actual 2023 performance against a number of financial, operational and strategic metrics both relative to our historical performance and to the performance of certain peer group companies. Specifically, the payouts under our annual cash incentive program and our long-term equity incentive compensation were determined based our performance relative to certain performance objectives, including increases in our stock price and market capitalization, exceeding our exahash rate targets, outperforming third-party pool operators, and strengthening our balance sheet. We believe the strong correlation between our achievement of these objectives and the compensation paid under our executive compensation program motivates the achievement of performance objectives, aligns the interests of our executive officers with those of our stockholders, and drives a highly accountable culture.

•
Need to Retain Flexibility to Adapt to Market Conditions. We operate in a highly competitive industry and one that is characterized by rapid technological development, regulatory uncertainty, employee mobility and industry consolidation. In addition, similar to other companies in our industry, our stock price is relatively volatile and correlated to a number of factors that are largely outside our control, including the value of bitcoin and perceptions about the state of the regulatory environment impacting our industry. Accordingly, it can be difficult to attract and retain talented executives within our industry. These dynamics make it necessary for us to remain flexible in our approach to executive compensation decisions to ensure we have the tools necessary to attract and retain executives, while also rewarding the achievement of strategic objectives and furthering our pay-for-performance philosophy.
•
Equity Incentive Compensation Ensures Stockholder Alignment and Encourages Retention. To ensure the interests of our executives are aligned with those of our stockholders, a significant portion of the total compensation opportunity for our executives is issued in the form of equity incentive compensation. Historically, we have issued restricted stock units (“RSUs”) to our executives rather than other types of equity awards. Similar to other companies in our industry, we have historically experienced volatile stock prices, which can limit the utility of certain types of equity awards (e.g., stock options and stock appreciation rights) as compensation tools, especially where there is a significant focus on retaining executives. RSUs achieve the objective of aligning interests between executives and stockholders because the value of the awards is directly tied to the value of our stock price. At the same time, RSUs serve to retain our executives since they continue to have value even if our stock price declines, which could occur as a result of factors outside our control and potentially even in circumstances where we achieve strong business and financial performance. In addition, the RSUs we granted in 2023 fully vest over either a three-year period or a four-year period following the grant date, so the executives do not receive the full value of the awards unless they remain employed by us throughout the vesting period, which further advances our retention objectives.

•
Role of Compensation Consultant and Peer Group. Commencing in December 2023, the committee engaged Compensia, Inc. (“Compensia”) to provide independent compensation advisory services directly to the committee, which included: (i) identifying a peer group of publicly traded companies, including companies in the bitcoin industry and within the technology industry more broadly, (ii) collecting compensation data from the peer group companies, and (iii) making recommendations to the committee regarding certain elements of compensation. While the committee believes it is important to remain informed about the compensation practices of peer group companies in order to remain competitive in the marketplace, the committee did not specifically benchmark total compensation to any other companies in setting compensation for 2023. The committee retained flexibility to pay compensation it deemed appropriate based on Company performance.

•
No Formal Policies for Allocating Compensation. The committee has not established any formal policies or guidelines for allocating between long-term and currently paid compensation, or between cash and non-cash compensation. In determining the amount and mix of compensation elements, and whether each element provides the correct incentives in light of our compensation objectives, the committee relies on its judgment and experience, as well as input from its independent compensation consultant, rather than adopting a formulaic approach to compensation decisions. The committee believes this approach is prudent to ensure it retains the flexibility necessary to adapt to changes in our business and industry, and to remain competitive in the marketplace.

•
Executive Officer Role in Compensation. The committee generally considers the recommendations of our Chief Executive Officer when making decisions regarding the compensation of our other executive officers. In addition, at the request of the committee, other senior management personnel may provide performance and compensation information to the committee to inform its compensation decisions. However, our executives are not permitted to be present during any deliberations and voting regarding their own compensation. Consistent with Nasdaq rules, the committee is ultimately responsible for approving the compensation paid to our executive officers.

•
Consideration of Other Factors. In establishing our executive compensation program, the committee also considers a number of other factors, including our recent and projected financial performance, individual executive performance and contributions, executive hiring and retention considerations, evolving pay practices in our industry or primary geographic areas, and changes to our business and industry.

Please refer to the section titled “—Elements of Our 2023 Executive Compensation Program” for additional information about specific factors considered by the committee in approving the individual elements of our 2023 executive compensation program, including base salaries, annual cash incentive awards, and long-term equity incentive compensation awards.
Compensation Consultant
Historically, the committee has not engaged a third-party compensation consultant to assist it in making executive compensation decisions, electing instead to rely on its own judgement and experience. However, as discussed above, the committee engaged Compensia in December 2023 to provide independent compensation advisory services to the committee.
The decision to engage Compensia was made by the committee and Compensia reports directly to the committee. Although we are not obligated to retain an independent compensation consultant, the committee believes the use of an independent consultant provides additional assurance that our compensation program is competitive in the marketplace, consistent with market conditions, and reflective of our executive compensation philosophy and objectives.
The scope of services to be provided by Compensia will be determined by the committee, but is generally expected to include: (i) making recommendations to the committee regarding an appropriate peer group of publicly traded companies, (ii) collecting compensation data from the peer group companies, and (iii) making recommendations regarding the design and structure of our compensation program. However, the committee will retain discretion to rely on its own judgment in setting compensation for our executives and directors.
In electing to retain Compensia, the committee assessed whether the work of Compensia as a compensation consultant has raised, or is expected to raise, any potential conflicts of interest, taking into account the following factors: (i) the amount of fees paid by us to Compensia as a percentage of that firm’s total revenue, (ii) the provision of other services to us by Compensia, (iii) Compensia’s policies and procedures that are designed to prevent conflicts of interest, (iv) any business or personal relationship of the individual compensation advisors with any member of the committee, (v) any business relationship of Compensia or business or personal relationship of the individual compensation advisors, with any of our executive officers, and (vi) any ownership of our stock by Compensia or the individual compensation advisors. Based on these factors, the committee concluded the work of Compensia, including the work performed by the individual compensation advisors employed by Compensia, has not created, and is not expected to create, any conflict of interest.
Peer Group
During 2023, Compensia assisted the committee in identifying a peer group of publicly traded companies, and collecting compensation data from the peer group companies. The peer group was generally comprised of companies within the bitcoin mining industry, the bitcoin ecosystem, and the technology industry more broadly. In selecting the peer group, the committee considered similarities between us and the peer group companies with reference to factors such as industry, productivity, revenue, market capitalization, stage of growth, complexity of business, geographic location, and number of employees. The committee requested Compensia to assist it in selecting and providing compensation data from the peer group companies because it believes it is important to understand the compensation practices of the peer group companies, however, the committee did not specifically benchmark compensation to any of these companies for 2023.
Governance Practices and Policies
Our executive compensation program has significant governance practices and policies that we believe support and strengthen our compensation philosophy and objectives. These practices and policies are designed to align our executive compensation program with long-term stockholder interests, while also reducing compensation-related risk. The committee evaluates our executive compensation program regularly to ensure it supports our strategic objectives given the dynamic nature of our business and industry, and the markets in which we compete for executive talent. Key aspects of our compensation governance practices and policies include:
•
Independent Compensation Committee. The committee is comprised solely of independent directors as defined under the SEC and Nasdaq rules. Compensation decisions impacting our executive officers are approved by the committee.

•
Independent Compensation Committee Consultant. The committee elected to retain Compensia commencing in 2023. The committee believes the use of an independent consultant provides additional assurance that our compensation program is competitive in the marketplace, and reflective of our executive compensation philosophy and objectives.

•
Pay-for-Performance Philosophy. While the payment of annual cash incentive compensation and the issuance of equity awards to our executives is ultimately discretionary, the awards are determined based on our performance relative to performance metrics deemed critical to our success and to our ability to drive long-term stockholders value.

•
Long-Term Vesting Requirements. The equity incentive compensation granted to our executives typically vests over either a three-year period or a four-year period following the date of issuance, which is consistent with peer group pay practices and our executive retention objectives, except in limited circumstances where necessary to recruit or retain executives.

•
Annual Executive Compensation Review. The committee conducts an annual review of our compensation philosophy and objectives. The committee also performs an annual review of the risks related to our compensation practices. Please refer to the section titled “—Compensation Risk Considerations” for additional information about our compensation risk assessment.

•
No Special Retirement Plans. We do not offer, nor do we have plans to provide, pension arrangements, retirement plans or nonqualified deferred compensation plans or arrangements to our executive officers.

•	No Special Health or Welfare Benefits. Our executive officers participate in the same company-sponsored health and welfare benefits programs as our other full-time, salaried employees.
•	No Tax Gross Ups. We do not provide any tax reimbursement payments (including “gross-ups”) on any severance or change in control payments or benefits.
•
Insider Trading Prohibited. We have adopted a policy pursuant to which our directors, executive officers and employees are prohibited from engaging in transactions involving our securities, or the securities of other companies with which we do business while aware of material nonpublic information.

•
Hedging and Pledging Prohibited. We have adopted a policy that prohibits our directors, executive officers and employees from engaging in hedging transactions, engaging in short sales, pledging our securities as collateral, or holding securities in a margin account.

•
Policy for the Recovery of Erroneously Awarded Compensation. We maintain a policy applicable to our executive officers that provides for the potential recovery of incentive-based compensation in the event of a financial restatement under certain circumstances.

Elements of Our 2023 Executive Compensation Program
Our executive compensation program is designed to be competitive in the marketplace, and to appropriately balance our objectives to pay our executives based on their performance, reward the achievement of strategic objectives, attract and retain talented executives, and align the interests of our executives with our stockholders. For 2023, the primary elements of our executive compensation program were base salaries, annual cash incentive compensation, and long-term equity incentive compensation. Our executives are also eligible to participate in standard employee benefit plans and programs generally to the same extent as our other full-time employees.
Base Salaries
The base salaries of our named executive officers are an important part of their total compensation opportunity and provide a base amount of compensation necessary to attract and retain these executives.
In setting the base salaries for our named executive officers, the committee generally considered the following factors:
•	title, job responsibilities and tenure with us;
•	individual executive performance, as measured against various strategic, operational and management objectives in each executive’s areas of expertise and responsibility;
•	expectations for future contributions to the business and the ability to enhance stockholder value;

•	base salaries paid to executives with similar titles and responsibilities within the peer group companies, and within the market generally; and
•	retention considerations in light of factors such as title and areas of expertise.
In light of the foregoing factors, the 2023 base salary amounts paid to our named executive officers were as follows:
Name	Base Salary ($)
Fred Thiel	800,000
Salman Khan(1)	309,000
James Crawford	241,099
Ashu Swami	300,000
Adam Swick	285,312
Hugh Gallagher(2)	197,894
(1)
Mr. Khan commenced employment with us on June 7, 2023. The base salary amount represents the pro-rated portion of his annual base salary ($475,000) for the period from commencement of his employment through December 31, 2023.

(2)
Mr. Gallagher is our former Chief Financial Officer who resigned on May 12, 2023.The base salary amount represents the pro-rated portion of his annual base salary ($489,250) for the period from January 1, 2023 through May 12, 2023.

The committee recognizes that each executive’s position is unique, both in terms of the market trends and practices for the compensation paid to certain positions within certain industries, and the pool of potential executives who may be available and qualified to serve a particular role. Accordingly, determinations regarding base salaries are unique to each executive and do not necessarily reflect any comparative judgments.
Annual Cash Incentive Compensation
We maintain an annual cash incentive program, or cash bonus program, for our employees, including our named executive officers. The cash bonus program aligns with our pay-for-performance philosophy since the value of the bonuses is determined once we have confirmed that certain strategic objectives have been achieved. The cash bonus program is also important for retaining our executives since cash bonuses are a typical compensation element within our industry. Finally, the program aligns the interests of our executives with those of our stockholders because participants may only earn a bonus based on the achievement of objectives deemed by the committee to be important for driving long-term stockholder value.
For 2023, each named executive officer was initially assigned a target bonus value, which was reflected as a percentage of base salary. However, before determining the final payments to be made under the 2023 cash bonus program (collectively, the “2023 Cash Bonuses”), the committee assessed our 2023 financial and operational performance, and reviewed compensation data from peer group companies.
Specifically, in approving the 2023 Cash Bonuses, the committee considered the following factors:
•	our significant stock price, market capitalization and enterprise value increases during the year both in absolute terms and relative to the peer group companies;
•
the annual cash incentive compensation paid by the peer group companies to executives with similar titles and levels of responsibility, as determined based on our review of compensation data provided by Compensia;

•	our operational performance, including exceeding our exahash rate targets and outperforming third-party pool operators;
•	our successful completion of an acquisition that efficiently expanded our capacity;
•	the strength of our balance sheet at the end of the year, which was a reflection of our significant reduction in indebtedness and successful fundraising efforts;
•	individual performance of our executives, as measured against various strategic, operational and management objectives; and
•	our relatively low headcount relative to peer group companies, and the relative impact of each executive on our operational performance.

Based on the consideration of these factors, the committee awarded the following 2023 Cash Bonuses to our named executive officers, which is reflected as a percentage of base salary:
Name	Cash Bonus Percentage (%)	Cash Bonus Amount ($)
Fred Thiel	225%	$1,800,000
Salman Khan(1)	225%	$623,438
James Crawford	150%	$463,500
Adam Swick	150%	$450,000
Ashu Swami	150%	$427,969
(1)	Mr. Khan commenced employment with us on June 7, 2023. The bonus amount represents the pro-rated portion for the period from commencement of his employment through December 31, 2023.
Determinations regarding actual payments to be made under the annual cash incentive program are generally made in the first quarter of the following year. The 2023 Cash Bonuses were paid in January 2024. However, consistent with SEC rules, since the bonuses relate to service to us during 2023, they have been reported as 2023 compensation in the tables below.
In determining the value of the 2023 Cash Bonuses, the committee reviewed our actual 2023 performance relative to a number of strategic objectives that the committee believes are important for the success of our business and reflective of enhancing long-term stockholder value, as discussed above. Accordingly, we believe the adoption of the annual cash incentive program, and payment of the 2023 Cash Bonuses, is consistent with our pay-for-performance philosophy and our intention to reward the achievement of strategic objectives.
Long-Term Equity Incentive Compensation
We provide long-term equity incentive compensation to our employees, including our named executive officers, which we refer to as our Long-Term Incentive Program (“LTIP”). The LTIP is an important aspect of our compensation program and is designed to assist us in achieving our executive compensation objectives. The LTIP aligns with our pay-for-performance philosophy since the value of the awards is determined once we have confirmed that certain strategic objectives have been met, and the awards therefore serve to reward the achievement of these objectives. The LTIP awards also align the interests of our executives with those of our stockholders since the value of the awards is directly tied to our stock price. Further, the LTIP is designed to be retentive because, even after the LTIP awards have been earned based on performance, they continue to vest over a long-term service period.
LTIP awards have historically been issued in the form of RSUs, which entitle the recipient to receive shares of our Common Stock upon vesting and settlement. RSUs serve to align interests between executives and stockholders because the value of the awards is directly tied to the value of our stock price. RSUs also continue to have value even if our stock price declines, which could occur as a result of factors outside our control, including a decline in the value of bitcoin and perceptions about the regulatory environment within our industry. For these reasons, our committee believes RSUs are the appropriate equity vehicle for us at this time (as compared to, for example, stock options or stock appreciation rights). LTIP awards are granted pursuant to the 2018 Equity Incentive Plan (the “2018 Plan”), which has been approved by our Board and stockholders.
For 2023, each named executive officer was initially assigned a target LTIP award value, which was reflected as a percentage of base salary. In addition, the LTIP was initially designed to correlate the value of the LTIP awards with our 2023 total stockholder return with a total stockholder return index for the peer group companies. For this purpose, total stockholder return was effectively intended to reflect a comparison of changes in market capitalization during the measurement period. The value of the LTIP awards was intended to be based on a comparison of our market capitalization performance during the year to the market capitalization performance of the peer group index for the same period, with payouts correlated to our achievement percentile.
However, following its review of our 2023 financial and operational performance, and the compensation practices within the peer group companies, the committee elected to modify the methodology used to calculate the 2023 LTIP awards (the “2023 LTIP Awards”).

Accordingly, in determining the value of the 2023 LTIP Awards, the committee specifically considered the following factors:
•	our significant stock price, market capitalization and enterprise value increases during the year both in absolute terms and relative to the peer group companies;
•	the value of the long-term equity incentive compensation paid by the peer group companies, as determined based on our review of compensation data provided by Compensia;
•	our operational performance, including exceeding our exahash rate targets and outperforming third-party pool operators;
•	our successful completion of an acquisition that efficiently expanded our capacity;
•	the strength of our balance sheet at the end of the year, which was a reflection of our significant reduction in indebtedness and successful fundraising efforts;
•	individual performance of our executives, as measured against various strategic, operational and management objectives; and
•	our relatively low headcount relative to peer group companies, and the relative impact of each executive on our operational performance.
Based on the consideration of these factors, the committee awarded the following 2023 LTIP Awards to our named executive officers:
Name	Number of RSUs (#)(1)	Value of RSUs ($)
Fred Thiel	1,642,229	$22,400,000
Salman Khan	975,073	$13,300,000
James Crawford	294,501	$4,017,000
Ashu Swami	381,896	$5,209,063
Adam Swick	285,924	$3,900,000
(1)
The number of RSUs granted to each executive was equal to the value of the 2023 LTIP Award divided by the average closing price of our Common Stock for the 100 consecutive trading days prior to and including the grant date.

Upon the issuance of the 2023 LTIP Awards, (i) 25% of the underlying shares were immediately vested, and (ii) the balance of the underlying shares will vest in 12 equal calendar quarters (with 6.25% of the shares vesting each quarter), subject to the executive’s continued service to us through the applicable vesting dates. Accordingly, even following a determination that the 2023 LTIP Awards have been earned, they will continue to vest over a three-year period to ensure they have a strong retentive component.
The 2023 LTIP Awards were granted in January 2024. However, consistent with SEC rules, since the awards relate to service to us during 2023, they have been reported as 2023 compensation in the tables below.
In determining the value of the 2023 LTIP Awards, the committee gave significant weight to our actual performance during 2023 relative to a number of performance metrics that are reflective of enhancing stockholder value and achieving long-term success, as discussed above. Accordingly, we believe the issuance of these awards is consistent with our pay-for-performance philosophy and that they are consistent with the achievement of our executive compensation objectives.
Other Employee Benefit Plans and Programs
Our named executive officers are eligible to participate in our employee benefit plans and programs, including medical, dental, and vision benefits and long-term disability insurance, basic life insurance, and health savings accounts, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans. We also sponsor a 401(k) defined contribution plan in which our executive officers may participate, subject to limits imposed by the Code, to the same extent as our other full-time employees. In 2023, we adopted a Company matching contribution under the 401(k) plan of up to 3% of total compensation (not to exceed a maximum annual contribution of $9,900 per employee). We have not typically provided our executive officers with any perquisites, and none of the named executive officers received perquisites for 2023. We design our employee benefits programs to be competitive in relation to market practices, and compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon changes in applicable laws and market practices.
Employment / Severance / Change-in-Control Agreements
Employment Agreements
We have entered into employment agreements with Fred Thiel, our Chief Executive Officer and Chairperson of the Board; Salman Khan, our Chief Financial Officer; James Crawford, our Chief Operating Officer; Ashu Swami, our Chief Technology Officer; and Adam Swick, our Chief Growth Officer. Our employment agreements generally provide for an initial term of employment, which automatically renews for successive one-year periods following such initial term (unless notice is provided by either party). We have also entered into employment agreements with certain other executive officers and senior management personnel.
Under the employment agreements for Messrs. Thiel, Khan, Crawford and Swick, if we terminate such executive without “cause,” or the executive resigns for “good reason,” or the executive terminates employment within 180 days of the occurrence of a “change in control” (each as defined in the respective employment agreement), the executive is entitled to receive: (i) any earned but unpaid base salary, all accrued but unused vacation time, and reimbursement of all reasonable expenses, (ii) the greater of the executive’s base salary through the balance of the employment term, or 12 months; (iii) the annual bonus opportunity prorated through the date of termination, (iv) continued participation in our welfare benefit plans (including health benefits) on the same terms as immediately prior to termination and to be paid in full by us for not less than 12 months for Mr. Thiel, and not less than nine months for Messrs. Khan, Crawford and Swick, and (v) immediate vesting of all outstanding stock options, RSUs and other equity awards.
Under the employment agreement for Mr. Swami, if we terminate Mr. Swami without “cause,” or he resigns for “good reason,” or the executive terminates employment within 180 days of the occurrence of a “change in control” (each as defined in the employment agreement), Mr. Swami is entitled to receive: (i) any earned but unpaid base salary, all accrued but unused vacation time, and reimbursement of all reasonable expenses, (ii) his base salary for six months, and (iii) the annual bonus opportunity prorated through the date of termination. This employment agreement does not provide for continued participation in welfare benefit plans or vesting of outstanding equity awards.
The employment agreements for each of our executive officers have been filed as exhibits to our Annual Report.
Severance Agreements
We entered into a severance agreement and release (the “Severance Agreement”) with Mr. Gallagher in connection with his resignation as our Chief Financial Officer on May 12, 2023. Pursuant to the Severance Agreement, we paid Mr. Gallagher (i) all of his accrued and unpaid base salary through the resignation date, (ii) the value of his accrued and unpaid PTO through the resignation date, (iii) a cash severance payment in the amount of $756,438, and (iv) reimbursement for the cost of COBRA for a period of up to 18 months. The agreement contains standard negative covenants regarding confidentiality and non-disparagement, and a general release in favor of us and Mr. Gallagher.
Change-in-Control Agreements
Except as indicated above, we have not entered into any change in control agreements with our executive officers that provide for payments or benefits in connection with a change in control transaction.
Other Compensation Policies and Practices
Policy for the Recovery of Erroneously Awarded Compensation
We have adopted a Policy for the Recovery of Erroneously Awarded Compensation pursuant to which we are required to seek recoupment or reimbursement with respect to incentive-based compensation paid or awarded to our executive officers when the following three factors exist:
•
the incentive compensation payment or award was based upon the achievement of financial reporting measures that were subsequently the subject of a restatement to correct an accounting error due to material noncompliance with any financial reporting requirement under the federal securities laws;

•	a lower payment or award would have been made to such executive officer based upon the restated financial results; and
•
the requirement to file the restatement was identified within three years after the date of the first public filing of the financial results that were subsequently the subject of the accounting restatement.

Under the policy, the restatement does not need to be the result of misconduct by the executive officers for the recoupment to apply. The recoupment or reimbursement to be sought by us will be equal to the portion of any incentive-based compensation paid to or received by such executive officer for or during each of the restated periods that is greater than the amount that would have been paid or received had the financial results been properly reported. For incentive-based compensation based on our stock price or total stockholder return, the recoupment or reimbursement to be sought by us will be determined by the committee based on a reasonable estimate of the effect of the restatement on our stock price or total stockholder return upon which the incentive-based compensation was received.
We believe this policy reinforces our pay-for-performance philosophy and contributes to a company culture that emphasizes integrity and accountability in financial reporting.
Stock Ownership Guidelines
We have not adopted stock ownership guidelines applicable to our executive officers or directors although we may consider doing so in the future.
Policy Prohibiting Insider Trading, Hedging, Short Sales or Pledging of Our Equity Securities
Subject to limited exceptions contained in our Statement of Policies and Procedures Governing Material Nonpublic Information and the Prevention of Insider Trading, all of our directors, executive officers and employees are prohibited from: (i) engaging in any transaction involving our securities while aware of material nonpublic information relating to us, (ii) engaging in transactions involving the securities of any other company while aware of material nonpublic information about that company which was learned in the course of employment by or association with us, (iii) disclosing material nonpublic information concerning us to any outside person, including family members, affiliates, analysts, investors and news media, (iv) engaging in derivative securities transactions involving our Common Stock, including hedging transactions, (v) engaging in short sales of our securities, and (vi) pledging our securities as collateral, purchasing our securities on margin, or holding our securities in a margin account.
Tax and Accounting Considerations
Among the factors it considers when making executive compensation decisions, the committee considers the anticipated tax and accounting impact to us, and to our executive officers, of various cash payments, equity incentive awards and other benefits.
We apply FASB ASC Topic 718 in accounting for our share-based compensation awards. This standard requires us to measure the compensation expense for all share-based payment awards made to our directors executive officers and employees, based on the “grant date fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables in the manner required by the federal securities laws.
The committee also considers the impact of Section 409A of the Code. In general, our executive plans and programs are designed to comply with the requirements of that section so as to avoid possible adverse tax consequences that may result from noncompliance.
Our employment agreements do not allow for excise tax gross up payments (or similar payments or reimbursements) in connection with any severance or change in control payments or benefits.

Executive Compensation Tables
2023 Summary Compensation Table
The following table sets forth all of the compensation awarded to or earned by or paid to our named executive officers for service to us during 2023, 2022 and 2021. The amounts set forth in the table have been calculated in accordance with the requirements of applicable SEC rules, and do not necessarily reflect the amounts that have actually been paid to, or which may be realized by, our named executive officers. Consistent with SEC rules, for any years for which a named executive officer did not qualify as such, no compensation has been reported in the table.
Name and Principal Position	Year	Salary ($)	Cash Bonus Awards ($)(1)	RSU Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Fred Thiel Chief Executive Officer and Chairperson of the Board	2023	800,000	1,800,000	33,506,720	9,900	36,116,620
	2022	677,749	562,500	5,869,183	—	7,109,432
	2021	339,734	500,000	17,182,601	—	18,022,335

Salman Khan(4) Chief Financial Officer	2023	241,099	623,438	20,168,367	134,900(5)	21,167,804

James Crawford Chief Operating Officer	2023	309,000	463,500	6,779,343	9,900	7,561,743
	2022	287,500	225,000	4,572,860	—	5,085,360
	2021	154,500	250,000	605,416	—	1,009,916

Ashu Swami Chief Technology Officer	2023	285,312	427,969	9,045,046	9,900	9,768,227
	2022	263,542	206,250	1,308,238	—	1,778,030
	2021	5,288	—	3,152,000	—	3,157,288

Adam Swick Chief Growth Officer	2023	300,000	450,000	6,528,194	9,900	7,288,094
	2022	215,625	84,375	1,583,425	—	1,883,425

Hugh Gallagher(6) Former Chief Financial Officer	2023	197,894	—	—	794,045(7)	991,939
	2022	337,829	267,188	4,192,500	—	4,797,517
(1)
Amounts reflect cash bonus awards paid under our annual cash incentive program. While the cash bonus awards are determined based on our achievement relative to strategic objectives, they are ultimately discretionary in nature and do not qualify as “non-equity incentive plan awards” under SEC rules. The 2023 Cash Bonuses were paid in January 2024, but have been reported for 2023 as they relate to service to us during 2023. Please refer to the section titled “—Annual Cash Incentive Compensation” for additional information regarding our 2023 Cash Bonuses.

(2)
Amounts reflect the grant date fair value of RSUs granted for service to us during the year computed in accordance with ASC Topic 718. Amounts are inclusive of the 2023 LTIP Awards, which were issued in January 2024, but have been reported for 2023 as they relate to services provided to us during 2023. Please refer to the section titled “—Long-Term Equity Incentive Compensation” for additional information regarding our 2023 LTIP Awards. The grant date value of the 2024 LTIP Awards is greater than the value reflected in that section because of the significant increase in our stock price during the period leading up to the grant date and the manner in which we are required to determine the grant date fair value under SEC rules.

(3)	Except as otherwise noted, amounts reflect Company matching contribution under our 401(k) plan of up to 3% of total compensation (not to exceed a maximum annual contribution of $9,900 per employee).
(4)
Mr. Khan commenced employment with us on June 7, 2023. The base salary amount represents the pro-rated portion of his annual base salary ($475,000) for the period from commencement of his employment through December 31, 2023.

(5)	Amount reflects a one-time sign on bonus paid upon commencement of employment ($125,000), and a Company matching contribution under our 401(k) plan ($9,900).
(6)	Mr. Gallagher resigned from his employment with us on May 12, 2023.
(7)
This amount reflects a cash severance payment and the value of accrued and unpaid PTO. Please refer to the section titled “—Severance Agreements” for a discussion of the severance payments made to Mr. Gallagher in connection with his resignation.

Grants of Plan-Based Awards Table
The following table presents information regarding the RSUs granted to each of our named executive officers during the year ended December 31, 2023. The table also provides information about RSUs subsequently granted to each of our named executive officers for service to us during 2023. The information in this table supplements the information about these awards set forth in the Summary Compensation Table above. The committee has not approved any possible payouts under any “equity incentive plan awards” or “non-equity incentive plan awards,” as defined under SEC rules.
Named Executive Officer	Grant Date(1)	Number of RSUs Granted (#)	Grant Date Fair Value of RSU Awards ($)(2)
Fred Thiel	May 1, 2023(3)	500,000	4,390,000
	January 31, 2024(4)	1,642,229	29,116,720
Salman Khan	June 14, 2023(5)	297,247	2,880,323
	January 31, 2024(4)	975,073	17,288,044
James Crawford	December 7, 2023(6)	100,441	1,557,840
	January 31, 2024(4)	294,501	5,221,503
Ashu Swami	December 7, 2023(6)	146,617	2,274,030
	January 31, 2024(4)	381,896	6,771,016
Adam Swick	March 1, 2023(6)	166,817	1,085,979
	December 7, 2023(7)	24,035	372,783
	January 31, 2024(4)	285,924	5,069,433
(1)
The RSUs granted in January 2024 reflect the 2023 LTIP Awards, which were granted for service to us during 2023. Please refer to the section titled “—Long-Term Equity Incentive Compensation” for additional information regarding our 2023 LTIP Awards.

(2)	Amounts reflect the grant date fair value of RSUs granted for service to us during the year computed in accordance with ASC Topic 718.
(3)
These RSUs vested as to 25% of the underlying shares on the first anniversary of the grant date, and vest as to the remaining shares in 12 equal quarterly installments thereafter, subject to the executive’s continued service to us through the applicable vesting dates.

(4)
These RSUs vest as to 25% of the underlying shares on the grant date, and vest as to the remaining shares in 12 equal quarterly installments thereafter, subject to the executive’s continued service to us through the applicable vesting dates.

(5)
These RSUs vested as to 25% of the underlying shares on July 1, 2024, and vest as to the remaining shares in 12 equal quarterly installments thereafter, subject to the executive’s continued service to us through the applicable vesting dates.

(6)
These RSUs were granted to Mr. Swick in connection with his promotion to Chief Growth Officer. These RSU vested as to 25% of the underlying shares on the first anniversary of the grant date, and vest as to the remaining shares in twelve equal quarterly installments thereafter, subject to the executive’s continued service to us through the applicable vesting dates.

(7)
These RSUs were granted based on our achievement of a pre-determined exahash rate target and were only granted to a limited number of employees that met minimum service requirements. These were one-time grants based on achieving a critical operational milestone, but no similar grants are contemplated. These RSU vest as to 25% of the underlying shares on the grant date, and vest as to the remaining shares in 12 equal quarterly installments thereafter, subject to the executive’s continued service to us through the applicable vesting dates.

Outstanding Equity Awards at Fiscal Year-End Table
The following table provides information about outstanding RSUs held by each of our named executive officers as of December 31, 2023. The table also provides information about RSUs subsequently granted to each of our named executive officers for service to us during 2023. We have not issued stock options or any other type of equity awards to our named executive officers.
	Restricted Stock Units
Named Executive Officer	Grant Date	Number of RSUs That Have Not Yet Vested (#)	Market Value of RSUs That Have Not Yet Vested ($)(1)	Equity Incentive Plan Awards; Number of Unearned Shares, RSUs, or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, RSUs, or Other Rights That Have Not Vested ($)
Fred Thiel	October 4, 2021	83,300(3)	1,956,717	—	—
	May 1, 2023	500,000(4)	11,745,000	—	—
	November 10, 2023	458,053(5)	10,759,665	—	—
	January 31, 2024	1,231,672(5)	28,931,976	—	—
James Crawford	February 23, 2022	112,500(6)	2,642,625	—	—
	November 10, 2023	110,577(5)	2,597,454	—	—
	December 7, 2023	75,331(5)	1,769,525	—	—
	January 31, 2024	220,876(5)	5,188,378	—	—
Salman Khan	June 14, 2023	297,247(7)	6,982,332	—	—
	January 31, 2024	731,305(5)	17,178,355	—	—
Ashu Swami	December 27, 2021	40,000(4)	939,600	—	—
	November 10, 2023	102,100(5)	2,398,329	—	—
	December 7, 2023	109,963(5)	2,583,031	—	—
	January 31, 2024	286,422(5)	6,728,053	—	—
Adam Swick	July 29, 2022	23,000(8)	540,270	—	—
	March 1, 2023	166,817(4)	3,918,531	—	—
	November 10, 2023	107,356(5)	2,521,792	—	—
	December 7, 2023	18,026(5)	423,431	—	—
	January 31, 2024	214,443(5)	5,037,267	—	—
(1)	The market value of unvested RSU awards was calculated by multiplying the number of shares subject to such awards by the closing price of our Common Stock on December 29, 2023, which was $23.49.
(2)	We have not issued any RSUs that remain unearned as all of our RSUs are subject to time-based vesting conditions upon issuance.
(3)
These RSUs vested as to one-third of the underlying shares on April 26, 2022, and vest as to the remaining shares in eight equal quarterly installments thereafter, subject to the executive’s continued service to us through the applicable vesting dates.

(4)
These RSUs vested as to 25% of the underlying shares on the first anniversary of the grant date, and vest as to the remaining shares in 12 equal quarterly installments thereafter, subject to the executive’s continued service to us through the applicable vesting dates

(5)
These RSUs vest as to 25% of the underlying shares on the grant date, and vest as to the remaining shares in 12 equal quarterly installments thereafter, subject to the executive’s continued service to us through the applicable vesting dates.

(6)
These RSUs vested as to 25% of the underlying shares on the first anniversary of the grant date, and vest as to the remaining shares in three equal quarterly installments of 25% thereafter, subject to the executive’s continued service to us through the applicable vesting dates.

(7)
These RSUs vested as to 25% of the underlying shares on July 1, 2024, and vest as to the remaining shares in 12 equal quarterly installments thereafter, subject to the executive’s continued service to us through the applicable vesting dates.

(8)
These RSUs vested as to 25% of the underlying shares on September 30, 2022, and vest as to the remaining shares in 12 equal quarterly installments thereafter, subject to the executive’s continued service to us through the applicable vesting dates.

Option Exercises and Stock Vested Table
The following table provides information about the vesting and settlement of RSUs held by each of our named executive officers during the year ended December 31, 2023. We have not issued stock options or any other type of equity awards to our named executive officers.
	Restricted Stock Units
Named Executive Officer	Aggregate Number of Shares Acquired on Vesting (#)(1)	Aggregate Value Realized on Vesting ($)(2)
Fred Thiel	319,284	3,300,726
Salman Khan	—	—
James Crawford	99,469	1,016,671
Ashu Swami	90,687	1,193,411
Adam Swick	53,294	593,982
Hugh Gallagher	50,000	436,000
(1)	These shares do not include any portion of the 2023 LTIP Awards since they were not issued until January 2024.
(2)	In accordance with SEC rules, the value realized is based on the closing price of our Common Stock on the applicable vesting dates.
Potential Payments upon Severance or Change in Control
The following table summarizes the potential payments and benefits that would have been paid or provided to our named executive officers if a termination of employment had occurred on December 31, 2023. Pursuant to the employment agreements entered into with our named executive officers, the same payments and benefits will be made upon termination of employment regardless of whether we terminate an executive without “cause,” the executive resigns for “good reason,” or the executive terminates employment within 180 days of the occurrence of a “change in control” (each as defined in the respective employment agreements).
The amounts reflected in the table are in addition to amounts that would have been payable for earned but unpaid base salary, accrued but unused vacation time, and reimbursement of reasonable expenses, all of which would be paid upon termination of employment for any reason. Except as noted above, no payments or benefits will be provided to our named executive officers in connection with a termination of employment for cause or as a result of a voluntary resignation.
Please refer to the section titled “—Employment Agreements” for additional information about the terms of the employment agreements with our executive officers.
		Type of Payment or Benefit
Named Executive Officer	Base Salary ($)(1)	Bonus ($)(2)	Value of Accelerated RSUs ($)(3)	Continuation of Benefits ($)(4)
Fred Thiel	800,000	800,000	24,461,382	10,992
Salman Khan	1,187,500	475,000	6,982,332	8,190
James Crawford	241,099	241,099	7,009,604	7,902
Ashu Swami	150,000	300,000	—	—
Adam Swick	285,312	285,312	7,404,025	8,289
(1)
Pursuant to the employment agreements, amounts generally reflect the greater of the executives’ base salary through the balance of the employment term, or 12 months. For each of Messrs. Thiel, Crawford and Swick, the amount reflects 12 months of base salary. For Mr. Khan, the amount reflects approximately 30 months of base salary. For Mr. Swami, the amount reflects six months of base salary.

(2)
Pursuant to the employment agreements, amounts reflect the executives’ target bonus opportunity for the year calculated at 100% of base salary. However, the actual cash bonus payments earned each year may be different from this amount.

(3)
Upon termination of employment under the circumstances discussed above, all outstanding stock options, RSUs and other equity awards immediately vest. Amounts reflect the market value of the RSU awards that would have vested as of December 31, 2023, which was calculated by multiplying the number of shares subject to such awards by the closing price of our Common Stock on December 29, 2023, which was $23.49. Amounts do not reflect the value of the 2023 LTIP Awards, which were granted on January 31, 2024.

(4)
Amounts reflect the value of the executive’s continued participation in our welfare benefit plans for not less than 12 months for Mr. Thiel, and not less than nine months for Messrs. Khan, Crawford and Swick.

Compensation Risk Considerations
The Committee is responsible for reviewing the payments that may be made and the value that may be achieved from our executive compensation program to assess whether the program encourages excessive or unnecessary risk-taking, or otherwise is likely to have a material adverse effect on us. In conducting this assessment, the Committee considers a number of factors including:
•	The committee has retained an independent compensation consultant that reports directly to the committee.
•	We review peer group compensation data to ensure our compensation program is competitive in light of market conditions and our compensation objectives.
•
In determining the value of annual cash incentive compensation paid and equity incentive compensation awarded to our executives, the committee considers our actual performance relative to strategic objectives deemed critical to our success and to the creation of long-term stockholder value.

•
The committee regularly assesses and modifies the strategic objectives on which compensation decisions are based to ensure our compensation program encourages sustained growth across our business, and is able to adapt to the unique and dynamic industry in which we operate.

•	Our equity incentive compensation program encourages executive retention through long-term vesting provisions.
•	Our Policy for the Recovery of Erroneously Awarded Compensation provides for the recovery of incentive-based compensation in connection with a financial restatement.
•
Our Statement of Policies and Procedures Governing Material Nonpublic Information and the Prevention of Insider Trading prohibits our employees, executive officers and directors from engaging in derivative securities transactions, engaging in short sales of our securities, pledging our securities as collateral, or holding our securities in a margin account.

•	Our employment agreements include severance and change in control benefits that are designed to attract and retain executives without providing excessive benefits such as excise tax gross up payments.
The committee believes our executive compensation program does not encourage excessive or unnecessary risk-taking. The committee does not believe that our compensation program is reasonably likely to have a material adverse effect on us.
Pay Ratio
Pursuant to Item 402(u) of Regulation S-K, we are required to disclose the ratio of the annual total compensation of our principal executive officer to the annual total compensation of our median employee. During the year ended December 31, 2023, our principal executive officer was Fred Thiel, our Chief Executive Officer and Chairperson of the Board.
For 2023, the annual total compensation for our principal executive officer was $36,106,720, and the annual total compensation of our median employee was $414,581, each as calculated in a manner consistent with Item 402(u) of Regulation S-K. For Mr. Thiel, the annual total compensation is consistent with the amount disclosed in the 2023 Summary Compensation Table above.
Based on this information, the ratio of the annual total compensation of our principal executive officer to the annual total compensation of our median employee was approximately 87:1.
Consistent with SEC rules, to identify the median employee, we used total cash compensation paid during 2023, which is inclusive of base salary and annual cash incentive compensation, as a measure of annual total compensation. As of December 31, 2023, we had 56 employees who were employed and not on leaves of absence. We did not exclude from the calculation of the median employee any employees pursuant to any of the exemptions permitted by SEC rules. We did not apply any cost-of-living adjustments as part of the calculation.
We believe the pay ratio is a reasonable estimate calculated in a manner consistent with applicable SEC rules based on our internal payroll and employment records and the methodology described above. However, because the SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exemptions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices, and may utilize different methodologies, exemptions, estimates and assumptions in calculating their own pay ratios.
Director Compensation
Under our non-employee director compensation program, each non-employee director receives an annual director fee of $80,000 paid in cash. In addition, if the director serves on a committee of our Board, the director will receive additional annual fees paid in cash as follows:
•	chairperson of the audit committee, $40,000;
•	audit committee member other than the chair, $20,000;
•	chairperson of the compensation committee, $40,000;
•	compensation committee member other than the chairperson, $20,000;
•	chairperson of the nominating and governance committee, $40,000; and
•	nominating and governance committee member other than the chair, $20,000.
Director fees are payable in arrears in quarterly installments not later than the fifteenth day following the final day of each calendar quarter and prorated for any portion of a quarter that a director is not serving as a non-employee director or a committee member on our Board. Directors are also reimbursed for reasonable expenses associated with attending Board and committee meetings.
In addition to director fees paid in cash, we provide equity incentive compensation to our directors in order to align their interests with those of our stockholders. Equity incentive awards for directors are granted pursuant to the terms of the 2018 Plan. Awards for our directors have been granted in the form of RSUs rather than stock options, which is consistent with the grant type used for our executive officers. Directors do not typically receive an onboarding grant at the time of appointment, and are instead eligible to receive annual grants as determined in the discretion of the committee.
The non-employee directors received two RSU grants with respect to service to us during 2023. The first RSU was issued on January 16, 2023 and had a grant date fair value of approximately $250,000. The second RSU was issued on January 31, 2024 and had a grant date fair value of approximately $850,000. The number of shares underlying the RSUs was calculated by dividing the value of the grants by the average closing price of our Common Stock for the 100 consecutive trading days prior to the grant date, which is consistent with the methodology used to value shares for purposes of making RSU grants to our executives. Each of the RSUs granted to our non-employee directors was vested as to 100% of the shares on the grant date.
The committee determined the value of the RSU grants made to our non-employee directors for 2023 primarily based on a review of our financial and operational performance for the year, as well as compensation data for non-employee directors from the peer group companies.
Mr. Thiel, our Chief Executive Officer and Chairperson of the Board, served on our Board during 2023, but has not been included in the 2023 Director Compensation Table below because he did not receive any additional compensation for this service. Information regarding Mr. Thiel’s compensation paid in 2023 is described in the tables and narrative discussion above.

2023 Director Compensation Table
The following table sets forth all compensation paid or awarded to our non-employee directors for service to us during 2023. The amounts set forth in the table have been calculated in accordance with the requirements of applicable SEC rules, and do not necessarily reflect the amounts that have actually been paid to, or which may be realized by, our directors.
Name	Year	Fees Earned or Paid in Cash ($)	RSU Awards ($)(1)	All Other Compensation ($)	Total ($)
Jay Leupp	2023	155,000	1,100,000	—	1,255,000
Georges Antoun	2023	155,000	1,100,000	—	1,255,000
Kevin DeNuccio	2023	95,000	1,100,000	—	1,195,000
Said Ouissal	2023	110,000	1,100,000	—	1,210,000
Sarita James(2)	2023	130,000	1,100,000	—	1,230,000
Doug Mellinger	2023	85,000	1,100,000	—	1,185,000
(1)
Amounts reflect the grant date fair value of the RSUs granted for service to us during the year computed in accordance with ASC Topic 718. A portion of the RSU awards were granted in January 2024, but were granted to the directors for service to us during 2023.

(2)	Ms. James is not standing for re-election at the Annual Meeting.
Equity Awards Held by Directors
There were no RSUs held as of December 31, 2023 by any of our non-employee directors who was serving as of December 31, 2023. All RSUs granted to our non-employee directors are immediately vested and settled on the grant date. We have not issued stock options or any other type of equity awards to our non-employee directors.
Please refer to the section of this Proxy Statement titled “Security Ownership of Certain Beneficial Owners and Management” for additional information about the beneficial ownership of our securities by our executive officers and directors.
Equity Compensation Plan Information
The following table sets forth information regarding shares of our Common Stock that were eligible for issuance under our equity compensation plans as of December 31, 2023.
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2) (#) (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a) (#) (c)
Plan Category(1)
Equity compensation plans approved by stockholders	5,765,529(2)	—(3)	11,896,749(4)
Equity compensation plans not approved by stockholders	—	—	—
Total	5,765,529	11,896,749
(1)
The equity compensation plans previously approved by our stockholders include the 2012 Equity Incentive Plan, 2014 Equity Incentive Plan, 2017 Equity Incentive Plan and 2018 Equity Incentive Plan (collectively, the “Equity Plans”). We do not have any equity compensation plans that have not been approved by our stockholders.

(2)
Amount reflects shares underlying RSU awards previously issued pursuant to the 2018 Plan that remained outstanding as of December 31, 2023. There are no equity awards that remain outstanding pursuant to any of the other Equity Plans as of December 31, 2023.

(3)
No stock options, stock appreciation rights or warrants have been issued pursuant to the terms of the Equity Plans. We have only issued RSUs pursuant to the terms of the Equity Plans, which do not have an exercise price.

(4)
Amount reflects the number of shares that remain available for issuance under the 2018 Plan, which is the only Equity Plan approved by our stockholders pursuant to which we are authorized to continue to issue new equity awards.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors of Marathon Digital Holdings, Inc. reviewed and discussed with management the Compensation Discussion and Analysis section of this Proxy Statement, including the related compensation tables, notes and narrative discussion. Based on our review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis section, including the related compensation tables, notes and narrative discussion, be included in this Proxy Statement and incorporated into the Company’s Annual Report for the year ended December 31, 2023.
The foregoing report has been furnished by the Compensation Committee.
Respectfully submitted,
COMPENSATION COMMITTEE
Georges Antoun (Chairperson)
Kevin DeNuccio
Jay Leupp
Vicki Mealer-Burke
This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and the Compensation Committee Report shall not otherwise be deemed filed under such acts.

PROPOSAL NO. 3

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
Background
In accordance with Section 14A of the Exchange Act and applicable SEC rules, we are providing our stockholders with the opportunity to vote, on a non-binding advisory basis on the frequency with which we should solicit an advisory vote on the compensation of our named executive officers (a “Say-on-Pay Proposal”).
You may cast your vote for one of the following options as to the frequency with which we should submit a Say-on-Pay Proposal to our stockholders: every “One Year,” “Two Years” or “Three Years.” Alternatively, you can choose to abstain from voting.
Summary
After careful consideration, and consistent with our historical practice, our Board believes that submitting a Say-on-Pay Proposal to our stockholders every “Three Years” is appropriate for us and our stockholders at this time. We view the Say-on-Pay Proposal to be an important, but not the only, opportunity for our stockholders to communicate with us regarding their views on our executive compensation program.
Proposal
In accordance with Section 14A of the Exchange Act, we are asking our stockholders to vote for a frequency of every “Three Years” with respect to the following resolution at the Annual Meeting:
“RESOLVED, the stockholders of the Company approve, on a non-binding, advisory basis, that the frequency of future advisory votes on the compensation of our named executive officers shall occur every three years.”
Effect of Proposal
The advisory approval of the frequency of future stockholder advisory votes to approve the compensation of our named executive officers is non-binding. The outcome of this vote will not require our Board or our Compensation Committee to take any action regarding the frequency of future advisory votes to approve the compensation of our named executive officers. However, our Board and our Compensation Committee value the opinions of our stockholders and will take into consideration the outcome of the vote when considering the frequency of future votes to approve the compensation of our named executive officers.
Required Vote
Stockholders may select every “One Year,” “Two Years” or “Three Years” with respect to this proposal, or may abstain from voting. The option, if any, that receives the affirmative vote of a majority of the votes cast will be deemed to be the frequency preferred by our stockholders.
This proposal is considered a non-routine matter under applicable NYSE rules. A broker, bank or other nominee may not vote without instructions on this matter, so there may be broker non-votes in connection with this proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal. If no contrary indication is made, returned proxies will be voted for every “Three Years.”
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR A FREQUENCY OF EVERY “THREE YEARS” FOR THE ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON
EXECUTIVE COMPENSATION

PROPOSAL NO. 4

APPROVAL OF AMENDMENT TO OUR 2018 PLAN
Overview of Action
We are seeking stockholder approval to amend our 2018 Plan to increase the number of shares of Common Stock reserved under our 2018 Plan by 15,000,000, or from 30,000,000 shares to 45,000,000 shares (the “Plan Amendment”), as discussed in further detail below. Our Board approved the Plan Amendment on April 26, 2024, subject to stockholder approval at the Annual Meeting. If the Plan Amendment is approved by stockholders, the Plan Amendment will be effective as of the Annual Meeting. Capitalized terms used in this Proposal No. 4 but not defined have the meanings ascribed to such terms in our 2018 Plan.
The purpose of our 2018 Plan is to enhance our ability to attract and retain the services of directors, officers, consultants, advisors, and employees whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in our development and financial success. Without stockholder approval of this proposal, we believe our ability to attract and retain the services of directors, officers, consultants, advisors, and employees would be negatively impacted, and our recruiting, retention and incentive efforts would become more difficult.
Awards (as defined below) under our 2018 Plan will be granted in amounts and to individuals as determined by the Committee (as defined below) in its sole discretion. Therefore, the benefits or amounts that will be received by officers, directors, employees, and consultants under our 2018 Plan are not determinable at this time. However, we believe stockholder approval of the Plan Amendment would allow us to continue to attract and retain talented directors, officers, employees, and consultants.
Background of Our 2018 Plan
Our 2018 Plan was adopted by our Board in January 2018, approved by our stockholders in March 2018 at the 2017 annual meeting for stockholders, and became effective in July 2018. The 2018 Plan was amended and restated effective in November 2023. Our 2018 Plan will remain in effect until July 2028, unless terminated earlier by our Board.
Material Features of Our 2018 Plan
The material features of our 2018 Plan, as amended by the Plan Amendment, are summarized below. This summary is not a complete description of our 2018 Plan, and it is qualified in its entirety by reference to the complete text of our 2018 Plan document. Our 2018 Plan and the Plan Amendment are attached as Appendix A-1 and Appendix A-2 to this Proxy Statement, respectively.
Stock Subject to Our 2018 Plan
Subject to stockholder approval, the number of shares of Common Stock reserved under our 2018 Plan will increase by 15,000,000, or from 30,000,000 shares to 45,000,000 shares. Shares of Common Stock subject to our 2018 Plan consist of unissued shares, treasury shares or previously issued shares held by any Subsidiary, and such number of shares of Common Stock will be reserved for such purpose. Any of such shares of Common Stock that may remain unissued and that are not subject to outstanding Options, Warrants or Preferred Stock at the termination of our 2018 Plan will cease to be reserved for the purposes of our 2018 Plan, but until termination of our 2018 Plan we will at all times reserve a sufficient number of shares of Common Stock to meet the requirements of our 2018 Plan.
Administration
Our Board appointed our Compensation Committee as the administrator of our 2018 Plan. In the event that for any reason the Compensation Committee is unable to act, or if our Board otherwise determines to administer the 2018 Plan, then the 2018 Plan will be administered by our Board. In either such case, such 2018 Plan administrator is herein referred to as the “Committee.”
Eligibility
The 2018 Plan provides for the grant of Options, Warrants, Restricted Stock, Preferred Stock, or RSUs (collectively, “Awards”) to our, or any Subsidiary’s, directors, officers, employees, consultants and advisors (each, a “Participant”

and collectively, “Participants”); provided that Incentive Options or Incentive Warrants may only be granted to our employees and any Subsidiary’s employees. As of April 29, 2024, 104 employees (including each of our executive officers) and seven non-employee directors are eligible to participate in our 2018 Plan.
In selecting Participants, and in determining the number of shares to be covered by each Option or Warrant or award of Restricted Stock, Preferred Stock or RSU granted to Participants, the Committee may consider any factors it deems relevant, including, without limitation, the office or position held by the Participant or the Participant’s relationship to us, the Participant’s degree of responsibility for and contribution to our growth and success, the Participant’s length of service, promotions and potential. A Participant who has been granted an Option, Restricted Stock, Preferred Stock, RSU or Warrant, under our 2018 Plan, may be granted additional Options, Warrants, Restricted Stock, Preferred Stock, or RSUs, as determined by the Committee.
Forms of Awards
The following is a description of the Awards permitted to be issued under our 2018 Plan. As of April 29, 2024, only RSUs were outstanding under our 2018 Plan.
Terms and Conditions of Options
Options awarded under our 2018 Plan are designated in the Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. The purchase price of each share of Common Stock purchasable under an Incentive Option will be determined by the Committee at the time of grant, but will not be less than 100% of the Fair Market Value of such share of Common Stock on the date the Option is granted; provided, however, that with respect to an Optionee who, at the time such Incentive Option is granted, owns more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, the purchase price per share of Common Stock will be at least 110% of the Fair Market Value per share of Common Stock on the date of grant. The purchase price of each share of Common Stock purchasable under a Nonqualified Option will not be less than 100% of the Fair Market Value of such share of Common Stock on the date the Option is granted.
The term of each Option is fixed by the Committee, but no Option will be exercisable more than ten years after the date such Option is granted and in the case of an Incentive Option granted to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, no such Incentive Option will be exercisable more than five years after the date such Incentive Option is granted.
Terms and Conditions of Warrants
Warrants awarded under our 2018 Plan will be designated in an Award Agreement as either an Incentive Warrant or a Non-Qualified Warrant. The purchase price of each share of Common Stock purchasable under an Incentive Warrant is determined by the Committee at the time of grant, but will not be less than 100% of the Fair Market Value of such share of Common Stock on the date the Warrant is granted; provided, however, that with respect to an Grantee who, at the time such Incentive Warrant is granted, owns more than 10% of the total combined voting power of all classes of stock of the Company or of any subsidiary, the purchase price per share of Common Stock will be at least 110% of the Fair Market Value per share of Common Stock on the date of grant. The purchase price of each share of Common Stock purchasable under a Non-Qualified Warrant will not be less than 100% of the Fair Market Value of such share of Common Stock on the date the Warrant is granted.
The term of each Warrant is fixed by the Committee, but no Warrant will be exercisable more than ten years after the date such Warrant is granted and in the case of an Incentive Warrant granted to an Grantee who, at the time such Incentive Warrant is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, no such Incentive Warrant will be exercisable more than five years after the date such Incentive Warrant is granted.
Terms and Conditions of Restricted Stock
Restricted Stock may be granted to Participants at any time as determined by Committee in its sole discretion. Subject to our 2018 Plan, the Committee has complete discretion to determine (i) the number of shares subject to a Restricted Stock award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component, upon which is conditioned the grant, vesting or issuance of Restricted Stock.

The Committee, subject to the provisions of our 2018 Plan, has complete discretion to determine the terms and conditions of Restricted Stock granted under our 2018 Plan; provided that Restricted Stock may only be issued in the form of shares. Restricted Stock grants are subject to the terms, conditions, and restrictions determined by the Committee at the time the stock or the RSU is awarded. Any certificates representing the shares of stock awarded will bear such legends as determined by the Committee.
Terms and Conditions of Preferred Stock
Preferred Stock may be granted to Participants at any time as determined by Committee in its sole discretion. Subject to our 2018 Plan, the Committee has complete discretion to designate the number of shares of Preferred Stock authorized by our Board on the terms and conditions determined by the Committee. The Committee will determine the terms and conditions of the issuance of any Preferred Stock issued pursuant to our 2018 Plan (which terms and conditions may include standard equity blockers, conditions to issuance and the conversion price of the Preferred Stock) and any related agreements with respect to the issuance of the Preferred Stock and to interpret the provisions and supervise the administration of our 2018 Plan with respect to the issuance of any Preferred Stock.
We may not effect any conversion of Preferred Stock issued under our 2018 Plan, and no Participant has the right to convert any Preferred Stock, to the extent that after giving effect to such conversion, the beneficial owner of such shares (together with such Participant’s affiliates) would have acquired, through conversion of such Preferred Stock or otherwise, beneficial ownership of a number of shares of Common Stock that exceeds 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing, the number of shares of Common Stock beneficially owned by a Participant and its affiliates includes only the number of shares of Common Stock issuable upon the shares of Preferred Stock being converted with respect to which the determination of such sentence is being made.
Terms and Conditions of RSUs
RSUs may be granted to Participants at any time as determined by Committee in its sole discretion. Subject to our 2018 Plan, the Committee has complete discretion to determine (i) the number of shares subject to a RSU award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component, upon which is conditioned the grant, vesting or issuance of RSU.
The Committee, subject to the provisions of our 2018 Plan, has complete discretion to determine the terms and conditions of RSUs granted under our 2018 Plan; provided that RSUs may only be issued in the form of shares. RSU grants are subject to the terms, conditions, and restrictions determined by the Committee at the time the RSU is awarded. Any certificates representing the shares of stock awarded will bear such legends as determined by the Committee.
Transferability of Awards
Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant, without the prior written consent of the Committee. If the Committee makes an Award transferable, such Award will contain such additional terms and conditions as the Committee deems appropriate.
Merger or Change in Control
In the event of a Change in Control, the Committee may accelerate the vesting and exercisability of outstanding Options, in whole or in part, as determined by the Committee in its sole discretion. In its sole discretion, the Committee may also determine that, upon the occurrence of a Change in Control, each outstanding Option or Warrant will terminate within a specified number of days after notice to the Optionee or Grantee thereunder, and each such Optionee or Grantee will receive, with respect to each share of Common Stock subject to such Option or Warrant, an amount equal to the excess of the Fair Market Value of such shares immediately prior to such Change in Control over the exercise price per share of such Option or Warrant; such amount will be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination thereof, as the Committee may determine in its sole discretion.
In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Common Stock, the Committee will make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under our 2018 Plan and in the number and option price of shares subject to outstanding Options or Warrants granted under our 2018 Plan, to the end that after such event each Optionee’s or Grantee’s proportionate interest will be maintained (to the extent possible) as immediately before the occurrence of such event. The Committee will, to the extent feasible, make such other adjustments as may be required under the tax laws so that any Incentive Options or Incentive Warrants previously granted will not be deemed modified within the meaning of Section 424(h) of the Code. Appropriate adjustments will also be made in the case of outstanding Restricted Stock, Preferred Stock and RSUs granted under our 2018 Plan.
Federal Income Tax Consequences
The following is a brief summary of the federal income tax consequences as of the date hereof with respect to awards under our 2018 Plan for participants who are both citizens and residents of the United States. This description of the federal income tax consequences is based upon law and Treasury interpretations in effect on the date of this information statement (including proposed and temporary regulations which may be changed when finalized), and it should be understood that this summary is not exhaustive, that the law may change and further that special rules may apply with respect to situations not specifically discussed herein, including federal employment taxes, foreign, state and local taxes and estate or inheritance taxes. Accordingly, participants are urged to consult with their own qualified tax advisors.
Non-Qualified Options and Non-Qualified Warrants
No taxable income will be realized by the Participant upon the grant of a Non-Qualified Option or Non-Qualified Warrant. On exercise, the excess of the Fair Market Value of the stock at the time of exercise over the price of the Option or Warrant of such stock will be compensation and (i) will be taxable at ordinary income tax rates in the year of exercise, (ii) will be subject to withholding for federal income tax purposes and (iii) generally will be an allowable income tax deduction to us. The Participant’s tax basis for stock acquired upon exercise of a Non-Qualified Option or Warrant will be equal to the price paid for the stock, plus any amounts included in income as compensation. If the Participant pays the exercise price of an option or Warrant in whole or in part with previously owned shares of Common Stock, the Participant’s tax basis and holding period for the newly acquired shares is determined as follows: As to a number of newly acquired shares equal to the number of previously owned shares used by the Participant to pay the exercise price, no gain or loss will be recognized by the Participant on the date of exercise and the Participant’s tax basis and holding period for the previously owned shares will carry over to the newly acquired shares on a share-for-share basis, thereby deferring any gain inherent in the previously owned shares. As to each remaining newly acquired share, the Participant’s tax basis will equal the fair market value of the share on the date of exercise and the Participant’s holding period will begin on the day after the exercise date. The Participant’s compensation income and our deduction will not be affected by whether the exercise price is paid in cash or in shares of Common Stock. Special rules, discussed below under “Incentive Options and Incentive Warrants—Disposition of Incentive Option Shares and Incentive Warrants Shares,” will apply if a Participant surrenders previously owned shares acquired upon the exercise of an incentive option or incentive Warrant that have not satisfied certain holding period requirements in payment of any or all of the exercise price of a Non-Qualified Option or Non-Qualified Warrant.
Disposition of Option Shares and Warrant Shares
When a sale of the acquired shares occurs, a Participant will recognize capital gain or loss equal to the difference between the sales proceeds and the tax basis of the shares. Such gain or loss will be treated as capital gain or loss if the shares are capital assets. The capital gain or loss will be long-term capital gain or loss treatment if the shares have been held for more than 12 months. There will be no tax consequences to us in connection with a sale of shares acquired under an option or Warrant.
Incentive Options and Incentive Warrants
The grant of an Incentive Option or Incentive Warrant will not result in any federal income tax to a Participant. Upon the exercise of an Incentive Option or Incentive Warrant, a Participant normally will not recognize any income for federal income tax purposes. However, the excess of the fair market value of the shares transferred upon the exercise over the exercise price of such shares (the “spread”) generally will constitute an adjustment to income for purposes of calculating the alternative minimum tax of the Participant for the year in which the Option or Warrant is exercised. As a result of the exercise a Participant’s federal income tax liability may be increased. If the holder of an Incentive Option or Incentive Warrant pays the exercise price, in full or in part, with shares of previously acquired Common

Stock, the exchange should not affect the Incentive Option or Incentive Warrant tax treatment of the exercise. No gain or loss should be recognized on the exchange and the shares received by the Participant, equal in number to the previously acquired shares exchanged therefor, will have the same basis and holding period as the previously acquired shares. The Participant will not, however, be able to utilize the old holding period for the purpose of satisfying the incentive option or incentive Warrant holding period requirements described below. Shares received in excess of the number of previously acquired shares will have a basis of zero and a holding period, which commences as of the date the Common Stock is issued to the Participant upon exercise of the Incentive Option or Incentive Warrant. If an exercise is effected using shares previously acquired through the exercise of an Incentive Option or Incentive Warrant, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a disqualifying disposition has occurred.
Disposition of Incentive Option Shares and Incentive Warrant Shares. If the holder of Incentive Options or Incentive Warrants disposes of the stock acquired upon the exercise of an Incentive Option or Incentive Warrant (including the transfer of acquired stock in payment of the exercise price of another Incentive Option or Incentive Warrant) either within two years from the date of grant or within one year from the date of exercise, the Option or Warrant holder will recognize ordinary income at the time of such disqualifying disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the Incentive Option or Incentive Warrant is exercised or the amount realized on such disqualifying disposition. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on how long the shares were held prior to the disqualifying disposition. In the event of such disqualifying disposition, the Incentive Option or Incentive Warrant alternative minimum tax treatment described above may not apply (although, where the disqualifying disposition occurs subsequent to the year the incentive stock option is exercised, it may be necessary for the Participant to amend his return to eliminate the tax preference item previously reported).
Our Deduction. We are not entitled to a tax deduction upon either exercise of an Incentive Option or Incentive Warrant or disposition of stock acquired pursuant to such an exercise, except to the extent that the Option or Warrant holder recognized ordinary income in a disqualifying disposition.
Stock Grants
A Participant who receives a stock grant under our 2018 Plan generally will be taxed at ordinary income rates on the fair market value of shares when they vest, if subject to vesting or other restrictions, or, otherwise, when received. However, a Participant who, within 30 days after receiving such shares, makes an election under Section 83(b) of the Code, will recognize ordinary income on the date of issuance of the stock equal to the fair market value of the shares on that date. If a Section 83(b) election is made, the holding period for the shares will commence on the day after the shares are received and no additional taxable income will be recognized by the Participant at the time the shares vest. However, if shares subject to a Section 83(b) election are forfeited, no tax deduction is allowable to the Participant for the forfeited shares. Taxes are required to be withheld from the Participant at the time and on the amount of ordinary income recognized by the Participant. We will be entitled to a deduction at the same time and in the same amount as the Participant recognizes income.
Required Vote
The amendment to our 2018 Plan to increase the number of shares of Common Stock reserved under our 2018 Plan by 15,000,000, or from 30,000,000 shares to 45,000,000 shares, requires the affirmative vote of a majority of the votes cast. Stockholders may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to this Proposal No. 4. Abstentions will have no effect on the result of the vote on this proposal.
This proposal is considered a non-routine matter under applicable NYSE rules. A broker, bank or other nominee may not vote without instructions on this matter, so there may be broker non-votes in connection with this proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal.
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF AMENDMENT TO
OUR 2018 PLAN

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than ten percent of a registered class of our securities, to file with the SEC reports of initial ownership (Form 3) and reports of changes in ownership (Form 4 and Form 5) of our securities. Officers, directors, and greater than ten percent stockholders are required by SEC rules to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of the Section 16(a) reports that have been filed by or on behalf of our officers, directors, and persons who own more than ten percent of a registered class of our securities, as well as written representations from our officers and directors, we believe all such persons complied on a timely basis with the filing requirements of Section 16(a) during the year ended December 31, 2023, except for the following Section 16(a) filings, which were filed late: three Form 4 reports covering five transactions by Fred Thiel; two Form 4 reports covering three transactions by James Crawford; one Form 3 report and one Form 4 report covering three transactions by Adam Swick; one Form 3 report and three Form 4 reports covering five transactions by Ashu Swami; one Form 4 report covering one transaction by each of Georges Antoun, Kevin DeNuccio; one Form 4 report covering two transactions by each of Said Ouissal and Sarita James; and two Form 4 reports covering two transactions by Doug Mellinger.

RELATED-PERSON TRANSACTIONS
Since January 1, 2023, we have not entered into any transactions, nor are there any currently proposed transactions, between us and any of our directors, director nominees, executive officers, or persons who own more than five percent of a registered class of our securities, and each of their respective immediate family members (each, a “related person”), where the amount involved exceeds, or is reasonably expected to exceed, $120,000 in a single fiscal year, and in which the related person has or will have a direct or indirect material interest (each, a “related-person transaction”).
Policies and Procedures for Related-Person Transactions
Our Audit Committee has the primary responsibility for reviewing and approving or disapproving “related-person transactions.” In approving or disapproving any such transaction, our Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to our Audit Committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, whether such transaction would impair the independence of an outside director, whether such transaction would present an improper conflict of interest for any of our directors or executive officers, whether the transaction is part of the ordinary course of business and the extent of the related person’s interest in the transaction. Any member of our Audit Committee who has an interest in a potential related-person transaction under discussion will abstain from voting on the approval of such transaction. If a related-person transaction will be ongoing, our Audit Committee may establish guidelines for us to follow in our ongoing dealings with the related person.

ADDITIONAL INFORMATION
Stockholder Proposals
Proposals or director nominations by stockholders intended to be presented at our annual meeting of stockholders to be held in 2025, and included in our proxy materials pursuant to SEC Rule 14a-8, must be delivered to our corporate headquarters located at 101 NE Third Avenue, Suite 1200, Fort Lauderdale, Florida 33301 no later than December 30, 2024. In order to be included in the proxy materials, these proposals must comply with applicable SEC rules.
To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees, other than our nominees, for our annual meeting of stockholders to be held in 2025, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 28, 2025.
Other Business
As of the date of this Proxy Statement, we are not aware of any business to be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement. If, however, other matters are properly presented at the Annual Meeting, the persons named as proxies (or their substitutes) will vote in accordance with their discretion with respect to those matters.

ANNUAL REPORT
Upon written request to Marathon Digital Holdings, Inc. at 101 NE Third Avenue, Suite 1200, Fort Lauderdale, Florida 33301, Attention: Corporate Secretary, we will provide without charge to each person requesting a copy of our Annual Report, including the financial statements filed therewith. We will furnish a requesting stockholder with any exhibit not contained therein upon specific request. In addition, this Proxy Statement, as well as our Annual Report, are available on our website at mara.com in the SEC Filings section of the Investors tab.
BY ORDER OF THE BOARD OF DIRECTORS

/s/ Fred Thiel
Fred Thiel
Chief Executive Officer and Chairperson of the Board

APPENDIX A-1
MARATHON DIGITAL HOLDINGS, INC.
AMENDED AND RESTATED
2018 EQUITY INCENTIVE PLAN
1. Purpose of the Plan. This Amended and Restated 2018 Equity Incentive Plan (the “Plan”) is intended as an incentive, to retain in the employ of and as directors, officers, consultants, advisors and employees to Marathon Digital Holdings, Inc., a Nevada corporation (the “Company”), and any Subsidiary of the Company, within the meaning of Section 424(f) of the United States Internal Revenue Code of 1986, as amended (the “Code”), persons of training, experience and ability, to attract new directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.
It is further intended that certain options granted pursuant to the Plan shall constitute incentive stock options within the meaning of Section 422 of the Code (the “Incentive Options”) while certain other options granted pursuant to the Plan shall be nonqualified stock options (the “Nonqualified Options”). Incentive Options and Nonqualified Options are hereinafter referred to collectively as “Options.”
The Company intends that the Plan meet the requirements of Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that transactions of the type specified in subparagraphs (c) to (f) inclusive of Rule 16b-3 by officers and directors of the Company pursuant to the Plan will be exempt from the operation of Section 16(b) of the Exchange Act. Further, the Plan is intended to satisfy the performance-based compensation exception to the limitation on the Company’s tax deductions imposed by Section 162(m) of the Code with respect to those Options for which qualification for such exception is intended. In all cases, the terms, provisions, conditions and limitations of the Plan shall be construed and interpreted consistent with the Company’s intent as stated in this Section 1.
2. Administration of the Plan. The Board of Directors of the Company (the “Board”) shall appoint and maintain as administrator of the Plan a Committee (the “Committee”) consisting of two or more directors who are (i) “Independent Directors” (as such term is defined under the rules of The Nasdaq Stock Market), (ii) “Non-Employee Directors” (as such term is defined in Rule 16b-3) and (iii) “Outside Directors” (as such term is defined in Section 162(m) of the Code), which shall serve at the pleasure of the Board. The Committee, subject to Sections 3, 5 and 6 hereof, shall have full power and authority to designate recipients of Options, restricted stock (“Restricted Stock”), preferred stock which may or may not be convertible (“Preferred Stock”), restricted share units (“RSUs”), and warrants which may qualify as Incentive Warrants or Non-Qualified Warrants (as such terms are defined herein, collectively, “Warrants”), and to determine the terms and conditions of the respective agreements (which need not be identical) and to interpret the provisions and supervise the administration of the Plan. The Committee shall have the authority, without limitation, to designate which Options granted under the Plan shall be Incentive Options and which shall be Nonqualified Options. To the extent any Option does not qualify as an Incentive Option, it shall constitute a separate Nonqualified Option.
In lieu of grants of Options and Restricted Stock, the Committee has the full power to and authority under the Plan to designate Participants to receive shares of the Company’s Preferred Stock. Further, to the extent that the Committee shall determine that the issuance of Options, Restricted Stock, RSUs or Warrants to a Participant (as defined below) could cause the beneficial ownership by such Participant or its affiliates to exceed more than 9.99% of the total outstanding shares of Common Stock of the Company upon the exercise of the Option or Warrant or the vesting of the Restricted Stock or RSU, as applicable, the Committee shall also have the full power and authority under the Plan to designate Participants to receive shares of the Company’s preferred stock in either a series of preferred that has already been authorized and designated by the Board or in a new series of preferred that shall be authorized and designated by the Board in accordance with the Company’s Amended and Restated Articles of Incorporation. The Committee shall determine the terms and conditions of the issuance of any Preferred Stock issued pursuant to the Plan (which terms and conditions may include standard equity blockers, conditions to issuance and the conversion price of the Preferred Stock) and any related agreements (which need not be identical) with respect to the issuance of the Preferred Stock and to interpret the provisions and supervise the administration of the Plan with respect to the issuance of any Preferred Stock.
Subject to the provisions of the Plan, the Committee shall interpret the Plan and all Options, Restricted Stock, RSUs, Preferred Stock and Warrants (collectively, the “Securities”) granted under the Plan, shall make such rules
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as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defects or supply any omission or reconcile any inconsistency in the Plan or in any Securities granted under the Plan in the manner and to the extent that the Committee deems desirable to carry into effect the Plan or any Securities. The act or determination of a majority of the Committee shall be the act or determination of the Committee and any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority of the Committee at a meeting duly held for such purpose. Subject to the provisions of the Plan, any action taken or determination made by the Committee pursuant to this and the other Sections of the Plan shall be conclusive on all parties.
In the event that for any reason the Committee is unable to act or if the Committee at the time of any grant, award or other acquisition under the Plan does not consist of two or more Non-Employee Directors, or if there shall be no such Committee, or if the Board otherwise determines to administer the Plan, then the Plan shall be administered by the Board, and references herein to the Committee (except in the proviso to this sentence) shall be deemed to be references to the Board, and any such grant, award or other acquisition may be approved or ratified in any other manner contemplated by subparagraph (d) of Rule 16b-3; provided, however, that grants to the Company’s Chief Executive Officer or to any of the Company’s other four most highly compensated officers that are intended to qualify as performance-based compensation under Section 162(m) of the Code may only be granted by the Committee.
3. Designation of Optionees and Grantees. The persons eligible for participation in the Plan as recipients of Options (the “Optionees”), Restricted Stock, Preferred Stock, RSUs or Warrants (the “Grantees” and together with Optionees, the “Participants”) shall include directors, officers and employees of, and consultants and advisors to, the Company or any Subsidiary; provided that Incentive Options may only be granted to employees of the Company and any Subsidiary. In selecting Participants, and in determining the number of shares to be covered by each Option or Warrant or award of Restricted Stock, Preferred Stock or RSU granted to Participants, the Committee may consider any factors it deems relevant, including, without limitation, the office or position held by the Participant or the Participant’s relationship to the Company, the Participant’s degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary, the Participant’s length of service, promotions and potential. A Participant who has been granted an Option, Restricted Stock, Preferred Stock, RSU or Warrant, hereunder, may be granted additional Options, Restricted Stock, Preferred Stock, RSUs or Warrants, if the Committee shall so determine.
4. Stock Reserved for the Plan. Subject to adjustment as provided in Section 8 hereof, a total of 30,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), shall be subject to the Plan. The shares of Common Stock subject to the Plan shall consist of unissued shares, treasury shares or previously issued shares held by any Subsidiary of the Company, and such number of shares of Common Stock shall be and is hereby reserved for such purpose. Any of such shares of Common Stock that may remain unissued and that are not subject to outstanding Options, Preferred Stock or Warrants at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until termination of the Plan, the Company shall at all times reserve a sufficient number of shares of Common Stock to meet the requirements of the Plan. Should any Securities expire or be canceled prior to its exercise, satisfaction of conditions or vesting in full, as applicable, or should the number of shares of Common Stock to be delivered upon the exercise or vesting in full of an Option or Warrant or award of Restricted Stock or RSU or conversion of Preferred Stock be reduced for any reason, the shares of Common Stock theretofore subject to such Option, Warrant, Restricted Stock, RSU or Preferred Stock, as applicable, may be subject to future Options, Warrants, Restricted Stock, RSUs or Preferred Stock under the Plan, except where such reissuance is inconsistent with the provisions of Section 162(m) of the Code where qualification as performance-based compensation under Section 162(m) of the Code is intended.
5.A. Terms and Conditions of Options. Options granted under the Plan shall be subject to the following conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:
(a) Option Price. The purchase price of each share of Common Stock purchasable under an Incentive Option shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value (as defined below) of such share of Common Stock on the date the Option is granted; provided, however, that with respect to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, the purchase price per share of Common Stock shall be at least 110% of the Fair Market Value per share of Common Stock on the date of grant. The purchase price of each share of
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Common Stock purchasable under a Nonqualified Option shall not be less than 100% of the Fair Market Value of such share of Common Stock on the date the Option is granted. The exercise price for each Option shall be subject to adjustment as provided in Section 8 below. “Fair Market Value” means the closing price on the final trading day immediately prior to the grant date of the Common Stock on The Nasdaq Capital Market LLC or other principal securities exchange or OTC Bulletin Board on which shares of Common Stock are listed (if the shares of Common Stock are so listed), or, if not so listed, the mean between the closing bid and asked prices of publicly traded shares of Common Stock in the over the counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Committee in a manner consistent with the provisions of the Code. Anything in this Section 5A(a) to the contrary notwithstanding, in no event shall the purchase price of a share of Common Stock be less than the minimum price permitted under the rules and policies of any national securities exchange on which the shares of Common Stock are listed.
(b) Option Term. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten years after the date such Option is granted and in the case of an Incentive Option granted to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, no such Incentive Option shall be exercisable more than five years after the date such Incentive Option is granted.
(c) Exercisability. Subject to Section 5A(j) hereof, Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant; provided, however, that in the absence of any Option vesting periods designated by the Committee at the time of grant, Options shall vest and become exercisable as to one-third of the total number of shares subject to the Option on each of the first, second and third anniversaries of the date of grant; and provided further that no Options shall be exercisable until such time as any vesting limitation required by Section 16 of the Exchange Act, and related rules, shall be satisfied if such limitation shall be required for continued validity of the exemption provided under Rule 16b-3(d)(3).
Upon the occurrence of a “Change in Control” (as hereinafter defined), the Committee may accelerate the vesting and exercisability of outstanding Options, in whole or in part, as determined by the Committee in its sole discretion. In its sole discretion, the Committee may also determine that, upon the occurrence of a Change in Control, each outstanding Option shall terminate within a specified number of days after notice to the Optionee thereunder, and each such Optionee shall receive, with respect to each share of Common Stock subject to such Option, an amount equal to the excess of the Fair Market Value of such shares immediately prior to such Change in Control over the exercise price per share of such Option; such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination thereof, as the Committee shall determine in its sole discretion.
For purposes of the Plan, unless otherwise defined in an employment agreement between the Company and the relevant Optionee, a Change in Control shall be deemed to have occurred if:
(i) a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the commencement of such offer), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;
(ii) the Company shall be merged or consolidated with another corporation, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;
(iii) the Company shall sell substantially all of its assets to another corporation that is not wholly owned by the Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries and their affiliates; or
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(iv) a Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the first acquisition of such securities by such Person), any employee benefit plan of the Company or its Subsidiaries, and their affiliates.
Notwithstanding the foregoing, if Change of Control is defined in an employment agreement between the Company and the relevant Optionee, then, with respect to such Optionee, Change of Control shall have the meaning ascribed to it in such employment agreement.
For purposes of this Section 5A(c), ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof) under the Exchange Act. In addition, for such purposes, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; provided, however, that a Person shall not include (A) the Company or any of its Subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.
(d) Method of Exercise. Options to the extent then exercisable may be exercised in whole or in part at any time during the option period, by giving written notice to the Company specifying the number of shares of Common Stock to be purchased, accompanied by payment in full of the purchase price, in cash, or by check or such other instrument as may be acceptable to the Committee. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may be made at the election of the Optionee (i) in the form of Common Stock owned by the Optionee (based on the Fair Market Value of the Common Stock which is not the subject of any pledge or security interest, (ii) in the form of shares of Common Stock or Preferred Stock withheld by the Company from the shares of Common Stock otherwise to be received with such withheld shares of Common Stock having a Fair Market Value equal to the exercise price of the Option, or (iii) by a combination of the foregoing, such Fair Market Value determined by applying the principles set forth in Section 5A(a), provided that the combined value of all cash and cash equivalents and the Fair Market Value of any shares surrendered to the Company is at least equal to such exercise price and except with respect to (ii) above, such method of payment will not cause a disqualifying disposition of all or a portion of the Common Stock received upon exercise of an Incentive Option. An Optionee shall have the right to dividends and other rights of a stockholder with respect to shares of Common Stock purchased upon exercise of an Option at such time as the Optionee (i) has given written notice of exercise and has paid in full for such shares, and (ii) has satisfied such conditions that may be imposed by the Company with respect to the withholding of taxes.
(e) Non-transferability of Options. Options are not transferable and may be exercised solely by the Optionee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution. The Committee, in its sole discretion, may permit a transfer of a Nonqualified Option to (i) a trust for the benefit of the Optionee, (ii) a member of the Optionee’s immediate family (or a trust for his or her benefit) or (iii) pursuant to a domestic relations order. Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, any Option contrary to the provisions hereof shall be void and ineffective and shall give no right to the purported transferee.
(f) Termination by Death. Unless otherwise determined by the Committee, if any Optionee’s employment with or service to the Company or any Subsidiary terminates by reason of death, the Option may thereafter be exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of one (1) year after the date of such death (or, if later, such time as the Option may be exercised pursuant to Section 14(d) hereof) or until the expiration of the stated term of such Option as provided under the Plan, whichever period is shorter.
(g) Termination by Reason of Disability. Unless otherwise determined by the Committee, if any Optionee’s employment with or service to the Company or any Subsidiary terminates by reason of Disability (as defined below), then any Option held by such Optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall
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determine at or after grant), but may not be exercised after ninety (90) days after the date of such termination of employment or service (or, if later, such time as the Option may be exercised pursuant to Section 14(d) hereof) or the expiration of the stated term of such Option, whichever period is shorter; provided, however, that, if the Optionee dies within such ninety (90) day period, any unexercised Option held by such Optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one (1) year after the date of such death (or, if later, such time as the Option may be exercised pursuant to Section 14(d) hereof) or for the stated term of such Option, whichever period is shorter. “Disability” shall mean an Optionee’s total and permanent disability; provided, that if Disability is defined in an employment agreement between the Company and the relevant Optionee, then, with respect to such Optionee, Disability shall have the meaning ascribed to it in such employment agreement
(h) Termination by Reason of Retirement. Unless otherwise determined by the Committee, if any Optionee’s employment with or service to the Company or any Subsidiary terminates by reason of Normal or Early Retirement (as such terms are defined below), any Option held by such Optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after ninety (90) days after the date of such termination of employment or service (or, if later, such time as the Option may be exercised pursuant to Section 14(d) hereof) or the expiration of the stated term of such Option, whichever date is earlier; provided, however, that, if the Optionee dies within such ninety (90) day period, any unexercised Option held by such Optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one (1) year after the date of such death (or, if later, such time as the Option may be exercised pursuant to Section 14(d) hereof) or for the stated term of such Option, whichever period is shorter.
For purposes of this paragraph (h), “Normal Retirement” shall mean retirement from active employment with the Company or any Subsidiary on or after the normal retirement date specified in the applicable Company or Subsidiary pension plan or if no such pension plan, age 65, and “Early Retirement” shall mean retirement from active employment with the Company or any Subsidiary pursuant to the early retirement provisions of the applicable Company or Subsidiary pension plan or if no such pension plan, age 55.
(i) Other Terminations. Unless otherwise determined by the Committee upon grant, if any Optionee’s employment with or service to the Company or any Subsidiary is terminated by such Optionee for any reason other than death, Disability, Normal or Early Retirement or Good Reason (as defined below), the Option shall thereupon terminate, except that the portion of any Option that was exercisable on the date of such termination of employment or service may be exercised for the lesser of ninety (90) days after the date of termination (or, if later, such time as the Option may be exercised pursuant to Section 14(d) hereof) or the balance of such Option’s term, which ever period is shorter. The transfer of an Optionee from the employ of or service to the Company to the employ of or service to a Subsidiary, or vice versa, or from one Subsidiary to another, shall not be deemed to constitute a termination of employment or service for purposes of the Plan.
(i) In the event that the Optionee’s employment or service with the Company or any Subsidiary is terminated by the Company or such Subsidiary for “cause” any unexercised portion of any Option shall immediately terminate in its entirety. For purposes hereof, unless otherwise defined in an employment agreement between the Company and the relevant Optionee, “Cause” shall exist upon a good-faith determination by the Board, following a hearing before the Board at which an Optionee was represented by counsel and given an opportunity to be heard, that such Optionee has been accused of fraud, dishonesty or act detrimental to the interests of the Company or any Subsidiary of Company or that such Optionee has been accused of or convicted of an act of willful and material embezzlement or fraud against the Company or of a felony under any state or federal statute; provided, however, that it is specifically understood that “Cause” shall not include any act of commission or omission in the good-faith exercise of such Optionee’s business judgment as a director, officer or employee of the Company, as the case may be, or upon the advice of counsel to the Company. Notwithstanding the foregoing, if Cause is defined in an employment agreement between the Company and the relevant Optionee, then, with respect to such Optionee, Cause shall have the meaning ascribed to it in such employment agreement.
(ii) In the event that an Optionee is removed as a director, officer or employee by the Company at any time other than for “Cause” or resigns as a director, officer or employee for “Good Reason” the Option granted to such Optionee may be exercised by the Optionee, to the extent the Option was exercisable on the date such Optionee ceases to be a director, officer or employee. Such Option may be exercised at any
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time within one (1) year after the date the Optionee ceases to be a director, officer or employee (or, if later, such time as the Option may be exercised pursuant to Section 14(d) hereof), or the date on which the Option otherwise expires by its terms; whichever period is shorter, at which time the Option shall terminate; provided, however, if the Optionee dies before the Options terminate and are no longer exercisable, the terms and provisions of Section 5A(f) shall control. For purposes of this Section 5A(i), and unless otherwise defined in an employment agreement between the Company and the relevant Optionee, Good Reason shall exist upon the occurrence of the following:
(A) the assignment to Optionee of any duties inconsistent with the position in the Company that Optionee held immediately prior to the assignment;
(B) a Change of Control resulting in a significant adverse alteration in the status or conditions of Optionee’s participation with the Company or other nature of Optionee’s responsibilities from those in effect prior to such Change of Control, including any significant alteration in Optionee’s responsibilities immediately prior to such Change in Control; and
(C) the failure by the Company to continue to provide Optionee with benefits substantially similar to those enjoyed by Optionee prior to such failure.
Notwithstanding the foregoing, if Good Reason is defined in an employment agreement between the Company and the relevant Optionee, then, with respect to such Optionee, Good Reason shall have the meaning ascribed to it in such employment agreement.
(j) Limit on Value of Incentive Option. The aggregate Fair Market Value, determined as of the date the Incentive Option is granted, of Common Stock for which Incentive Options are exercisable for the first time by any Optionee during any calendar year under the Plan (and/or any other stock option plans of the Company or any Subsidiary) shall not exceed $100,000.
B. Terms and Conditions of Warrants. Warrants may be issued under the Plan in the form of (a) warrants which qualify as Incentive Options (“Incentive Warrants”) or (b) warrants that do not qualify as incentive stock options (“Non-Qualified Warrants”). Warrants issued under the Plan shall be subject to the following conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:
(a) Warrant Grants. The Committee may grant Warrants to purchase shares of Common Stock from the Company, to such key persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Committee shall determine, subject to the provisions of the Plan. The term “Incentive Warrant” means a Warrant that is intended to qualify for special federal income tax treatment pursuant to Sections 421 and 422 of the Code as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Agreement. Any Warrant that is not specifically designated as an Incentive Warrant shall under no circumstances be considered an Incentive Warrant. Any Warrant that is not an Incentive Warrant is referred to herein as a “Non-Qualified Warrant.” The Committee may grant Incentive Warrants only to employees, and any grants of Warrants to any other key persons shall only be Non-Qualified Warrants.
(b) Warrant Exercise Price. Each Award Agreement with respect to a Warrant shall set forth the amount (the “Warrant Exercise Price”) payable by the Grantee to the Company upon exercise of the Warrant evidenced thereby. The Warrant Exercise Price per share shall be determined by the Committee; provided, however, that with respect to an Grantee who, at the time an Incentive Warrant is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, the purchase price per share of Common Stock shall be at least 110% of the Fair Market Value per share of Common Stock on the date of issuance. The purchase price of each share of Common Stock purchasable under a Non-Qualified Warrant shall not be less than 100% of the Fair Market Value of such share of Common Stock on the date such Warrant is issued. The exercise price for each Warrant shall be subject to adjustment as provided in Section 8 below.
(c) Term. Subject to Section 5B(i) hereof, the term of each Warrant shall be fixed by the Committee, but no Warrant shall be exercisable more than ten (10) years after the date such Warrant is issued.
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(d) Exercisability. Subject to Section 5B(i) hereof, Warrants shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of issuance; provided, however, that in the absence of any Warrant vesting periods designated by the Committee at the time of issuance, Warrants shall vest and become exercisable as to one-third of the total number of shares subject to the Warrant on each of the first, second and third anniversaries of the date of issuance; and, provided further, that no Warrants shall be exercisable until such time as any vesting limitation required by Section 16 of the Exchange Act, and related rules, shall be satisfied if such limitation shall be required for continued validity of the exemption provided under Rule 16b-3(d)(3).
Upon the occurrence of a “Change in Control” (as defined in Section 5A(c) hereof), the Committee may accelerate the vesting and exercisability of outstanding Warrants, in whole or in part, as determined by the Committee in its sole discretion. In its sole discretion, the Committee may also determine that, upon the occurrence of a Change in Control, each outstanding Warrant shall terminate within a specified number of days after notice to the Grantee thereunder, and each such Grantee shall receive, with respect to each share of Common Stock subject to such Warrant, an amount equal to the excess of the Fair Market Value of such shares immediately prior to such Change in Control over the exercise price per share of such Warrant; such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination thereof, as the Committee shall determine in its sole discretion.
For purposes of this Section 5B(d), ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof) under the Exchange Act. In addition, for such purposes, “Person” shall have the meaning given in Section 5A(c) hereof.
(e) Method of Exercise. Warrants to the extent then exercisable may be exercised in whole or in part from time to time as to all or part of the shares as to which such award is then exercisable, by giving written notice to the Company specifying the number of shares of Common Stock to be purchased, accompanied by payment in full of the purchase price, in cash, or by check or such other instrument as may be acceptable to the Committee. As determined by the Committee, in its sole discretion, at or after issuance, payment in full or in part may be made at the election of the Grantee (i) in the form of Common Stock owned by the Grantee (based on the Fair Market Value of the Common Stock which is not the subject of any pledge or security interest), (ii) in the form of shares of Common Stock or Preferred Stock withheld by the Company from the shares of Common Stock otherwise to be received with such withheld shares of Common Stock having a Fair Market Value equal to the Warrant Exercise Price of the Warrant, or (iii) by a combination of the foregoing, such Fair Market Value determined by applying the principles set forth in Section 5B(b), provided that the combined value of all cash and cash equivalents and the Fair Market Value of any shares surrendered to the Company is at least equal to such exercise price and except with respect to (ii) above, such method of payment will not cause a disqualifying disposition of all or a portion of the Common Stock received upon exercise of an Incentive Warrant. A Grantee shall have the right to dividends and other rights of a stockholder with respect to shares of Common Stock purchased upon exercise of a Warrant at such time as the Grantee (i) has given written notice of exercise and has paid in full for such shares, and (ii) has satisfied such conditions that may be imposed by the Company with respect to the withholding of taxes.
(f) Non-transferability of Warrants. Warrants are not transferable and may be exercised solely by the Grantee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution. The Committee, in its sole discretion, may permit a transfer of a Non-Qualified Warrant to (i) a trust for the benefit of the Grantee, (ii) a member of the Grantee’s immediate family (or a trust for his or her benefit) or (iii) pursuant to a domestic relations order. Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, any Warrant contrary to the provisions hereof shall be void and ineffective and shall give no right to the purported transferee.
(g) Termination. Unless otherwise determined by the Committee at or after issuance, Warrants issued to the Grantee that have not vested shall be forfeited upon termination of the Grantee in accordance with Section 5A(f), (g), (h) and (i), as applicable. The Committee may provide (on or after issuance) that restrictions or forfeiture conditions relating to the Warrants will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to the Warrants.
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(h) Special Rules for Incentive Warrants. No Warrant that remains exercisable for more than three months following a Grantee’s termination of employment for any reason other than death (including death within three months after termination of employment or within one year after a termination of employment due to disability) or disability, or for more than one year following a Grantee’s termination of employment as the result of his becoming disabled, may be treated as an Incentive Warrant.
(i) Limitations of Incentive Warrants.
(i) Exercisability Limitation. The aggregate Fair Market Value, determined as of the date the Incentive Warrant is issued, of Common Stock for which Incentive Warrants are exercisable for the first time by any Grantee during any calendar year under the Plan (and/or any other stock option plans of the Company or any Subsidiary) shall not exceed $100,000.
(ii) 10% Owners. Notwithstanding the provisions of this Section 5B(d), an Incentive Warrant may not be issued under the Plan to an individual who, at the time the Warrant is issued, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiary (as such ownership may be determined for purposes of Section 422(b) (6) of the Code), unless (i) at the time such Incentive Warrant is issued the Warrant Exercise Price is at least 110% of the Fair Market Value of the shares subject thereto and (ii) the Incentive Warrant by its terms is not exercisable after the expiration of five (5) years from the date it is issuance.
6.A. Terms and Conditions of Restricted Stock. Restricted Stock may be granted under this Plan aside from, or in association with, any other award and shall be subject to the following conditions and shall contain such additional terms and conditions (including provisions relating to the acceleration of vesting of Restricted Stock upon a Change of Control), not inconsistent with the terms of the Plan, as the Committee shall deem desirable:
(a) Grantee rights. A Grantee shall have no rights to an award of Restricted Stock unless and until Grantee accepts the award within the period prescribed by the Committee and, if the Committee shall deem desirable, makes payment to the Company in cash, or by check or such other instrument as may be acceptable to the Committee. After acceptance and issuance of a certificate or certificates, as provided for below, the Grantee shall have the rights of a stockholder with respect to Restricted Stock subject to the non-transferability and forfeiture restrictions described in Section 6(d) below.
(b) Issuance of Certificates. The Company shall issue in the Grantee’s name a certificate or certificates for the shares of Common Stock associated with the award promptly after the Grantee accepts such award.
(c) Delivery of Certificates. Unless otherwise provided, any certificate or certificates issued evidencing shares of Restricted Stock shall not be delivered to the Grantee until such shares are free of any restrictions specified by the Committee at the time of grant.
(d) Forfeitability, Non-transferability of Restricted Stock. Shares of Restricted Stock are forfeitable until the terms of the Restricted Stock grant have been satisfied. Shares of Restricted Stock are not transferable until the date on which the Committee has specified such restrictions have lapsed. Unless otherwise provided by the Committee at or after grant, distributions in the form of dividends or otherwise of additional shares or property in respect of shares of Restricted Stock shall be subject to the same restrictions as such shares of Restricted Stock.
(e) Change of Control. Upon the occurrence of a Change in Control as defined in Section 5A(c), the Committee may accelerate the vesting of outstanding Restricted Stock, in whole or in part, as determined by the Committee, in its sole discretion.
(f) Termination of Employment. Unless otherwise determined by the Committee at or after grant, in the event the Grantee ceases to be an employee or otherwise associated with the Company for any other reason, all shares of Restricted Stock theretofore awarded to him which are still subject to restrictions shall be forfeited and the Company shall have the right to complete the blank stock power. The Committee may provide (on or after grant) that restrictions or forfeiture conditions relating to shares of Restricted Stock will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.
B. Terms and Conditions of Preferred Stock. In lieu of grants of Options, Warrants, Restricted Stock and RSUs, to the extent that the Committee shall determine that the issuance of Options, Warrants, Restricted Stock or
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RSUs to a Participant could cause the beneficial ownership by such Participant or its affiliates to exceed more than 9.99% of the total outstanding shares of Common Stock of the Company upon the exercise of the Option or Warrant or the vesting of the Restricted Stock or RSU, as applicable, Preferred Stock may be granted under this Plan aside from, or in association with, any other award and shall be subject to the following conditions and shall contain such additional terms and conditions (including provisions relating to the acceleration of vesting of Restricted Stock or RSU upon a Change of Control), not inconsistent with the terms of the Plan, as the Committee shall deem desirable:
(a) Grantee rights. A Grantee shall have no rights to an award of Preferred Stock unless and until all of the following conditions have been met (A) the Committee designates an award of Preferred Stock in a series of Preferred Stock that has already been authorized and designated the Board, the Board passes a resolution authorizing and designating a new series of Preferred Stock on the terms and conditions determined by the Committee, (B) if applicable, the Company files a Certificate of Designation with the Secretary of State of the State of Nevada that sets forth the rights, preferences and other terms of any newly authorized and designated series of the Preferred Stock, and (C) Grantee accepts the award within the period prescribed by the Committee and, if the Committee shall deem desirable, executes an agreement that sets forth the terms and conditions of the issuance of the award of Preferred Stock as may be acceptable to the Committee. After acceptance and issuance of a certificate or certificates, as provided for below, the Grantee shall have the rights set forth in the applicable Certificate of Designation and any related agreement with respect to the Preferred Stock award. The Preferred Stock shall also be subject to the non-transferability and forfeiture restrictions described in Section 6B(d) below.
(b) Issuance of Certificates. The Company shall issue in the Grantee’s name a certificate or certificates for the shares of Preferred Stock associated with the award promptly after the Grantee accepts such award. The Company shall issue in the Grantee’s name a certificate or certificates for the shares of Common Stock underlying the Preferred Stock associated with the award promptly after the Grantee converts the Preferred Stock in accordance with the terms and conditions set forth in the applicable Certificate of Designation and related agreement, if any.
(c) Delivery of Certificates. Unless otherwise provided, any certificate or certificates issued evidencing shares of Preferred Stock and/or the underlying Common Stock issuable upon the conversion of the Preferred Stock shall not be delivered to the Grantee until such shares are free of any restrictions specified by the Committee at the time of grant.
(d) Forfeitability, Non-transferability of Preferred Stock. Shares of Preferred Stock and any underlying shares of Common Stock issuable upon the conversion of the Preferred Stock are forfeitable until the terms of the Preferred Stock grant have been satisfied. Shares of Preferred Stock and any underlying shares of Common Stock issuable upon the conversion of the Preferred Stock are not transferable until the date on which the Committee has specified such have lapsed. Unless otherwise provided by the Committee at or after grant, distributions in the form of dividends or otherwise of additional shares or property in respect of shares of Preferred Stock if the applicable Certificate of Designation provides for such distributions, shall be subject to the same restrictions as such shares of Preferred Stock.
(e) Change of Control. Upon the occurrence of a Change in Control as defined in Section 5A(c), the Committee may waive any conditions and/or restrictions to the issuance of any contingent award of Preferred Stock, in whole or in part, as determined by the Committee, in its sole discretion.
(f) Termination of Employment or Consulting Agreement. Unless otherwise determined by the Committee at or after grant, in the event the Grantee ceases to be, as applicable, an employee, a consultant or otherwise associated with the Company for any other reason, all shares of Preferred Stock theretofore awarded to him which are still subject to restrictions shall be forfeited and the Company shall have the right to complete the blank stock power. The Committee may provide (on or after grant) that restrictions or forfeiture conditions relating to shares of Preferred Stock will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Preferred Stock.
(g) Maximum Percentage. Notwithstanding anything to the contrary set forth herein, the Company shall not effect any conversion of Preferred Stock issued under the Plan, and no Participant shall have the right to convert any Preferred Stock, to the extent that after giving effect to such conversion, the beneficial owner of such shares (together with such Participant’s affiliates) would have acquired, through conversion of such
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Preferred Stock or otherwise, beneficial ownership of a number of shares of Common Stock that exceeds 9.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. The Company shall not give effect to any voting rights of such Preferred Stock, and any Participant shall not have the right to exercise voting rights with respect to any Preferred Stock pursuant hereto, to the extent that giving effect to such voting rights would result in such Participant (together with its affiliates) being deemed to beneficially own in excess of the Maximum Percentage of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, assuming such exercise as being equivalent to conversion. For purposes of the foregoing, the number of shares of Common Stock beneficially owned by a Participant and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Preferred Stock with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted shares of Preferred Stock beneficially owned by such Participant or any of its affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 6B(g) beneficially owned by such Participant or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 6B(g), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Section 6B(g), in determining the number of outstanding shares of Common Stock, a Participant may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, or Form 8-K, as the case may be, (2) a more recent public announcement by the Company, or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written request of any Participant, the Company shall within one (1) business day following the receipt of such notice, confirm orally and in writing to any such Participant the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Preferred Stock, by such Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Participant may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided, that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder providing such written notice and not to any other Holder. In the event that the Company cannot pay any portion of any dividend, distribution, grant or issuance hereunder to a Participant solely by reason of this Section 6B(g) (such shares, the “Limited Shares”), notwithstanding anything to the contrary contained herein, the Company shall not be required to pay cash in lieu of the payment that otherwise would have been made in such Limited Shares, but shall hold any such Limited Shares in abeyance for such Holder until such time, if ever, that the delivery of such Limited Shares shall not cause the Participant to exceed the Maximum Percentage, at which time such Participant shall be delivered such Limited Shares to the extent as if there had been no such limitation. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6B(g) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.
C. Terms and Conditions of Restricted Stock Units. Restricted Stock Units, or RSUs, may be granted under this Plan aside from, or in association with, any other award and shall be subject to the following conditions and shall contain such additional terms and conditions (including provisions relating to the acceleration of vesting of RSUs upon a Change of Control), not inconsistent with the terms of the Plan, as the Committee shall deem desirable:
(a) Grantee rights. A Grantee shall have no rights to an award of RSUs unless and until Grantee accepts the award within the period prescribed by the Committee and, if the Committee shall deem desirable, makes payment to the Company in cash, or by check or such other instrument as may be acceptable to the Committee. After acceptance and issuance of a certificate or certificates, as provided for below, the Grantee shall have the rights of a stockholder with respect to the RSUs subject to the non-transferability and forfeiture restrictions described in Section 6C(d) below.
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(b) Vesting. At the time of the grant of RSUs, the Committee may place restrictions on RSUs that shall lapse, in whole or in part, upon the passage of time. Unless otherwise provided in an Award Agreement, upon the vesting of a RSU, there shall be delivered to the Grantee, within 30 days of the date on which such Award (or any portion thereof) vests, the number of shares of common stock equal to the number of RSUs becoming so vested.
(c) Non-transferability of RSUs. Prior to the time that shares of common stock underlying RSUs have been delivered to the Grantee, RSUs are not transferable and may be exercised solely by the Grantee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution. The Committee, in its sole discretion, may permit a transfer of an RSU to (i) a trust for the benefit of the Grantee, (ii) a member of the Grantee’s immediate family (or a trust for his or her benefit) or (iii) pursuant to a domestic relations order. Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, any RSU contrary to the provisions hereof shall be void and ineffective and shall give no right to the purported transferee.
(d) Change of Control. Upon the occurrence of a Change in Control as defined in Section 5A(c), the Committee may accelerate the vesting of outstanding RSUs, in whole or in part, as determined by the Committee, in its sole discretion.
(e) Dividend Equivalents. To the extent provided in an Award Agreement, and subject to the requirements of Section 409A of the Code, an award of RSUs may provide the Grantee with the right to receive dividend equivalent payments with respect to common stock subject to such award, which payments may be settled in cash or common stock, as determined by the Committee. Any such settlements and any crediting of dividend equivalents may, at the time of grant of the RSU, be made subject to the transfer restrictions, forfeiture risks, vesting and conditions of the RSUs and subject to such other conditions, restrictions and contingencies as the Committee shall establish at the time of grant of the RSU, including the reinvestment of such credited amounts in common stock equivalents, provided that all such conditions, restrictions and contingencies shall comply with the requirements of Section 409A of the Code.
(f) Termination. Unless otherwise determined by the Committee at or after grant, RSUs awarded to the Grantee that have not vested shall be forfeited upon termination of the Grantee in accordance with Section 5A(f), (g), (h) and (i), as applicable. The Committee may provide (on or after grant) that restrictions or forfeiture conditions relating to the RSUs will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to the RSUs.
7. Term of Plan. No Securities shall be granted pursuant to the Plan on or after the date which is ten years from the effective date of the Plan, but Options and Warrants and awards of Restricted Stock and/or Preferred Stock and/or RSUs theretofore granted may extend beyond that date.
8. Capital Change of the Company. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Common Stock of the Company, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the Plan and (A) in the number and price of shares subject to outstanding Options or Warrants granted or issued under the Plan, to the end that after such event each Optionee’s or Grantee’s proportionate interest shall be maintained (to the extent possible) as immediately before the occurrence of such event and (B) in the number and conversion price of shares subject to outstanding Preferred Stock granted under the Plan, to the end that after such event each Participant’s (who has received a grant of Preferred Stock) proportionate interest shall be maintained (to the extent possible) as immediately before the occurrence of such event. The Committee shall, to the extent feasible, make such other adjustments as may be required under the tax laws so that any Incentive Options or Incentive Warrants previously granted or issued shall not be deemed modified within the meaning of Section 424(h) of the Code. Appropriate adjustments shall also be made in the case of outstanding Restricted Stock or RSUs granted under the Plan.
The adjustments described above will be made only to the extent consistent with continued qualification of the Option or Warrant under Section 422 of the Code (in the case of an Incentive Option or Incentive Warrant) and Section 409A of the Code.
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9. Purchase for Investment/Conditions. Unless the Securities, and shares of Common Stock underlying such Securities, covered by the Plan have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the Company has determined that such registration is unnecessary, each person exercising or receiving Securities under the Plan may be required by the Company to give a representation in writing that he is acquiring the securities for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. The Committee may impose any additional or further restrictions on awards of Securities as shall be determined by the Committee at the time of award.
10. Taxes.
(a) The Company may make such provisions as it may deem appropriate, consistent with applicable law, in connection with any Securities granted under the Plan with respect to the withholding of any taxes (including income or employment taxes) or any other tax matters.
(b) If any Grantee, in connection with the acquisition of Restricted Stock, makes the election permitted under Section 83(b) of the Code (that is, an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), such Grantee shall notify the Company of the election with the Internal Revenue Service pursuant to regulations issued under the authority of Code Section 83(b).
(c) If any Grantee shall make any disposition of shares of Common Stock issued pursuant to the exercise of an Incentive Option or Incentive Warrant under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days hereof.
11. Effective Date of Plan. The Plan was originally effective on July 31, 2018 and amended and restated on November 10, 2023.
12. Amendment and Termination. The Board may amend, suspend, or terminate the Plan, except that no amendment shall be made that would impair the rights of any Participant under Securities theretofore granted without the Participant’s consent, and except that no amendment shall be made which, without the approval of the stockholders of the Company would:
(a) materially increase the number of shares that may be issued under the Plan, except as is provided in Section 8;
(b) materially increase the benefits accruing to the Participants under the Plan;
(c) materially modify the requirements as to eligibility for participation in the Plan;
(d) decrease the exercise price of an Incentive Option or Incentive Warrant to less than 100% of the Fair Market Value per share of Common Stock on the date of grant or issuance thereof or the exercise price of a Nonqualified Option or Non-Qualified Warrant to less than 100% of the Fair Market Value per share of Common Stock on the date of grant or issuance thereof;
(e) extend the term of any Option or Warrant beyond that provided for in Section 5A(b) and Section 5B(c), respectively;
(f) except as otherwise provided in Sections 5A(d), 5B(e) and 8 hereof, reduce the exercise price of outstanding Options or Warrants or effect repricing through cancellations and re-grants of new Options or Warrants;
(g) increase the number of shares of Common Stock to be issued or issuable under the Plan to an amount that is equal to or in excess of 19.99% of the number of shares of Common Stock outstanding before the issuance of the stock or securities; or
(h) otherwise require stockholder approval pursuant to the rules and regulations of The Nasdaq Stock Market LLC.
Subject to the forgoing, the Committee may amend the terms of any Option or Warrant theretofore granted, prospectively or retrospectively, but no such amendment shall impair the rights of any Optionee or Grantee without the Optionee’s or Grantee’s consent.
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It is the intention of the Board that the Plan comply strictly with the provisions of Section 409A of the Code and Treasury Regulations and other Internal Revenue Service guidance promulgated thereunder (the “Section 409A Rules”) and the Committee shall exercise its discretion in granting awards hereunder (and the terms of such awards), accordingly. The Plan and any grant of an award hereunder may be amended from time to time (without, in the case of an award, the consent of the Participant) as may be necessary or appropriate to comply with the Section 409A Rules.
13. Government Regulations. The Plan, and the grant and exercise or conversion, as applicable, of Securities hereunder, and the obligation of the Company to issue and deliver shares under such Securities shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies, national securities exchanges and interdealer quotation systems as may be required.
14. General Provisions.
(a) Certificates. All certificates for shares of Common Stock or Preferred Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, or other securities commission having jurisdiction, any applicable Federal or state securities law, any stock exchange or interdealer quotation system upon which the Common Stock is then listed or traded and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.
(b) Employment Matters. Neither the adoption of the Plan nor any grant or award under the Plan shall confer upon any Participant who is an employee of the Company or any Subsidiary any right to continued employment or, in the case of a Participant who is a director, continued service as a director, with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees, the service of any of its directors or the retention of any of its consultants or advisors at any time.
(c) Limitation of Liability. No member of the Committee, or any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.
(d) Registration of Stock. Notwithstanding any other provision in the Plan, no Option or Warrant may be exercised unless and until the Common Stock to be issued upon the exercise thereof has been registered under the Securities Act and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration in the United States. The Company shall not be under any obligation to register under applicable federal or state securities laws any Common Stock to be issued upon the exercise of an Option or Warrant granted or issued hereunder in order to permit the exercise of an Option or Warrant and the issuance and sale of the Common Stock subject to such Option or Warrant, although the Company may in its sole discretion register such Common Stock at such time as the Company shall determine. If the Company chooses to comply with such an exemption from registration, the Common Stock issued under the Plan may, at the direction of the Committee, bear an appropriate restrictive legend restricting the transfer or pledge of the Common Stock represented thereby, and the Committee may also give appropriate stop transfer instructions with respect to such Common Stock to the Company’s transfer agent.
15. Non-Uniform Determinations. The Committee’s determinations under the Plan, including, without limitation, (i) the determination of the Participants to receive awards, (ii) the form, amount and timing of such awards, (iii) the terms and provisions of such awards and (iv) the agreements evidencing the same, need not be uniform and may be made by it selectively among Participants who receive, or who are eligible to receive, awards under the Plan, whether or not such Participants are similarly situated.
16. Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of Nevada, without giving effect to principles of conflicts of laws, and applicable federal law.
17. Additional Issuance Restrictions. If the Company has not obtained the approval of its stockholders in accordance with Nasdaq Listing Rule 5635(d), then the Company may not issue any Securities under this Plan that would upon the issuance of any Securities or upon the exercise on conversion of such Securities, as applicable, into
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shares of the Company’s Common Stock, when aggregated with any other shares of Common Stock (i) held by a Participant, (ii) underlying any convertible security held by a Participant, and (iii) issuable upon prior exercise of any convertible security held by a Participant, would exceed 19.99% shares of the Company’s Common Stock, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of the adoption of this Plan (such number of shares, the “Issuable Maximum”). The Participant shall be entitled to a portion of the Issuable Maximum as reasonably determined by the Committee so as not to violate Nasdaq Listing Rule 5635(d). In addition, the Participant may allocate its pro-rata portion of the Issuable Maximum among Securities held by it in its sole discretion. Such portion shall be adjusted upward ratably in the event a Participant no longer holds any Securities and the amount of shares issued to such Participant pursuant to its Securities was less than such Participant’s pro-rata share of the Issuable Maximum.
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APPENDIX A-2
FIRST AMENDMENT
TO
MARATHON DIGITAL HOLDINGS, INC.
AMENDED AND RESTATED
2018 EQUITY INCENTIVE PLAN
This First Amendment (this “Amendment”) to the Marathon Digital Holdings, Inc. Amended and Restated 2018 Equity Incentive Plan (the “Plan”) is effective as of     , 2024.
1.	Section 4 of the Plan is hereby amended in its entirety to read as follows:
“4. Stock Reserved for the Plan. Subject to adjustment as provided in Section 8 hereof, a total of 45,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), shall be subject to the Plan. The shares of Common Stock subject to the Plan shall consist of unissued shares, treasury shares or previously issued shares held by any Subsidiary of the Company, and such number of shares of Common Stock shall be and is hereby reserved for such purpose. Any of such shares of Common Stock that may remain unissued and that are not subject to outstanding Options, Preferred Stock or Warrants at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until termination of the Plan, the Company shall at all times reserve a sufficient number of shares of Common Stock to meet the requirements of the Plan. Should any Securities expire or be canceled prior to its exercise, satisfaction of conditions or vesting in full, as applicable, or should the number of shares of Common Stock to be delivered upon the exercise or vesting in full of an Option or Warrant or award of Restricted Stock or RSU or conversion of Preferred Stock be reduced for any reason, the shares of Common Stock theretofore subject to such Option, Warrant, Restricted Stock, RSU or Preferred Stock, as applicable, may be subject to future Options, Warrants, Restricted Stock, RSUs or Preferred Stock under the Plan, except where such reissuance is inconsistent with the provisions of Section 162(m) of the Code where qualification as performance-based compensation under Section 162(m) of the Code is intended.”
2.	Except as expressly set forth above, the terms and conditions of the Plan shall remain unchanged by this Amendment and the Plan shall remain in full force and effect in accordance with its terms.
[Signature Page Follows]
A-2-1

IN WITNESS WHEREOF, Marathon Digital Holdings, Inc. has caused the undersigned to execute this Amendment as of the date first written above.
MARATHON DIGITAL HOLDINGS, INC.

Name:	Fred Thiel
Title:	Chief Executive Officer and Chairperson of the Board
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SCAN TO
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V50885-P13662

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MARATHON DIGITAL HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Class I Director Nominees:

01) Fred Thiel
02) Kevin DeNuccio
03) Said Ouissal

The Board of Directors recommends you vote "FOR" Proposals 2 and 4 and "3 Years" for Proposal 3.

	1 Year	2 Years	3 Years	Abstain
3. The approval, on a non-binding advisory basis, of the frequency of future stockholder advisory votes to approve the compensation of our named executive officers; and	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com.

V50886-P13662

MARATHON DIGITAL HOLDINGS, INC.
Annual Meeting of Stockholders
June 27, 2024, at 8:00 a.m. Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Fred Thiel and Salman Khan, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of MARATHON DIGITAL HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m. Pacific Time, on Thursday, June 27, 2024, virtually at www.virtualshareholdermeeting.com/MARA2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side